Exhibit 10.12

DEFAULT WAIVER AND SECOND AMENDMENT

TO

LOAN AND SECURITY AGREEMENT

This DEFAULT WAIVER AND SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Agreement”) is entered into as of March 5, 2026, by and between SILICON VALLEY BANK, A DIVISION OF FIRST-CITIZENS BANK & TRUST COMPANY (“Bank”) and 908 DEVICES INC., a Delaware corporation (“Borrower”).

Recitals

A.Bank and Borrower have entered into that certain Loan and Security Agreement dated as of November 2, 2022, as amended by that certain Default Waiver and First Amendment to Loan and Security Agreement dated as of August 4, 2023, as affected by that certain Extension Agreement dated as of September 15, 2025, and as further affected by that certain Extension Agreement dated as of February 5, 2026 (as amended, and as the same may from time to time be further amended, modified, supplemented or restated, the “Loan Agreement”).  Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

B.Borrower acknowledges that Borrower is currently in Default or Event of Default under (i) Section 7.2(a) of the Loan Agreement for failing to comply with Section 6.1 and 6.5 of the Loan Agreement in connection with the entry into the UNC Intellectual Property Sublicense Agreement, (ii) Section 7.2(a) of the Loan Agreement for failing to comply with Section 6.2(b)  of the Loan Agreement in connection with the dissolution of 908 Devices (Shanghai) Technology Co., Ltd., a company incorporated under the laws of the Republic of China, (iii) Section 7.2(b) of the Loan Agreement for failing to join CAM2 Technologies, LLC (d/b/a RedWave Techology) (“CAM2”) as a co-Borrower or Guarantor in accordance with Section 5.13 of the Loan Agreement, (iv) Section 7.2(a) of the Loan Agreement for failing to comply with Section 6.7(b) in connection with Investments made by Borrower in 908 MSC, (v) Sections 7.2(a) and 7.2(b) of the Loan Agreement for failing to comply with Sections 5.9(c) and 6.4 and 6.5 of the Loan Agreement in connection with the issuance of Bank of America letter of credit in the face amount of $75,000 ((i) through (v), collectively, the “Specified Events of Default”) and (vi) any Default or Event of Default arising as the result of the failure to provide notice of any Specified Events of Default or from any breach of any representation arising as a result of the existence of any Specified Events of Default ((i) through (vi), collectively, the “Waived Defaults”).

C.Borrower has requested that Bank waive its rights and remedies against Borrower, limited specifically to the Waived Defaults. Although Bank is under no obligation to do so, Bank is willing to not exercise its rights and remedies against Borrower related to the specific Waived Defaults on the terms and conditions set forth in this Agreement, so long as Borrower complies with the terms, covenants and conditions set forth in this Agreement.

D.Borrower has further requested that Bank amend the Loan Agreement to make certain revisions to the Loan Agreement as more fully set forth herein.  Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

Agreement

Now, Therefore, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.Definitions.  Capitalized terms used but not defined in this Agreement shall have the meanings given to them in the Loan Agreement.

2.Waiver of Default.  Subject to the conditions precedent set forth in Section 11 below, Bank hereby waives filing any legal action or instituting or enforcing any rights and remedies it may have against Borrower with respect to the Waived Defaults. Bank’s agreement to waive the Waived Defaults (a) in no way shall be deemed an agreement by Bank to waive Borrower’s compliance with the above-referenced section as of all other dates, and (b) shall not limit or impair the Bank’s right to demand strict performance of such section as of all other dates.

3.Amendments to Loan Agreement.  The Loan Agreement is hereby amended to delete or move the stricken text (indicated textually in the same manner as the following examples: ~~stricken text~~ or ~~moved text~~), as applicable and to add or move the double underlined text (indicated textually in the same manner as the following examples: added text or moved text) as set forth in the in the pages of the Loan Agreement attached as Exhibit A hereto.

4.Limitation of Agreement.

4.1This Agreement is effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

4.2This Agreement shall be construed in connection with and as part of the Loan Documents, and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

5.Representations and Warranties.  To induce Bank to enter into this Agreement, Borrower hereby represents and warrants to Bank as follows:

5.1Immediately after giving effect to this Agreement (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Default or Event of Default has occurred and is continuing.  Borrower understands and agrees that in modifying the existing Obligations, Bank is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Loan Documents;

5.2Borrower has the power and authority to execute and deliver this Agreement and to perform its obligations under the Loan Agreement, as amended by this Agreement;

5.3The organizational documents of Borrower delivered to Bank on the Effective Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

5.4The execution and delivery by Borrower of this Agreement and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Agreement, have been duly authorized by all necessary action on the part of Borrower;

5.5The execution and delivery by Borrower of this Agreement and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Agreement, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

5.6The execution and delivery by Borrower of this Agreement and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Agreement, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made; and

5.7This Agreement has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

6.Release by Borrower.

6.1FOR GOOD AND VALUABLE CONSIDERATION, Borrower hereby forever relieves, releases, and discharges Bank and its present or former employees, officers, directors, agents, representatives, attorneys, and each of them, from any and all claims, debts, liabilities, demands, obligations, promises, acts, agreements, costs and expenses, actions and causes of action, of every type, kind, nature, description or character whatsoever, whether known or unknown, suspected or unsuspected, absolute or contingent, arising out of or in any manner whatsoever connected with or related to facts, circumstances, issues, controversies or claims existing or arising from the beginning of time through and including the date of execution of this Agreement (collectively “Released Claims”).  Without limiting the foregoing, the Released Claims shall include any and all liabilities or claims arising out of or in any manner whatsoever connected with or related to the Loan Documents, the Recitals hereto, any instruments, agreements or documents executed in connection with any of the foregoing or the origination, negotiation, administration, servicing and/or enforcement of any of the foregoing.

6.2By entering into this release, Borrower recognizes that no facts or representations are ever absolutely certain and it may hereafter discover facts in addition to or different from those which it presently knows or believes to be true, but that it is the intention of Borrower hereby to fully, finally and forever settle and release all matters, disputes and differences, known or unknown, suspected or unsuspected; accordingly, if Borrower should subsequently discover that any fact that it relied upon in entering into this release was untrue, or that any understanding of the facts was incorrect, Borrower shall not be entitled to set aside this release by reason thereof, regardless of any claim of mistake of fact or law or any other circumstances whatsoever.  Borrower acknowledges that it is not relying upon and has not relied upon any representation or statement made by Bank with respect to the facts underlying this release or with regard to any of such party’s rights or asserted rights.

6.3This release may be pleaded as a full and complete defense and/or as a cross-complaint or counterclaim against any action, suit, or other proceeding that may be instituted, prosecuted or attempted in breach of this release.  Borrower acknowledges that the release contained herein constitutes a material inducement to Bank to enter into this Agreement, and that Bank would not have done so but for Bank’s expectation that such release is valid and enforceable in all events.

6.4Borrower hereby acknowledges and agrees that Borrower has no offsets, defenses, claims, or counterclaims against Bank with respect to the Obligations, or otherwise, and that if Borrower now has, or ever did have, any offsets, defenses, claims, or counterclaims against Bank, whether known or unknown, at law or in equity, all of them are hereby expressly WAIVED and Borrower hereby RELEASES Bank from any liability thereunder.

6.5Borrower hereby represents and warrants to Bank, and Bank is relying thereon, as follows:

(a)Except as expressly stated in this Agreement, neither Bank nor any agent, employee or representative of Bank has made any statement or representation to Borrower regarding any fact relied upon by Borrower in entering into this Agreement.

(b)Borrower has made such investigation of the facts pertaining to this Agreement and all of the matters appertaining thereto, as it deems necessary.

(c)The terms of this Agreement are contractual and not a mere recital.

(d)This Agreement has been carefully read by Borrower, the contents hereof are known and understood by Borrower, and this Agreement is signed freely, and without duress, by Borrower.

(e)Borrower is the sole and lawful owner of all right, title and interest in and to every claim and every other matter which it releases herein, and Borrower has not heretofore assigned or transferred, or purported to assign or transfer, to any person, firm or entity any claims or other matters herein released.

Borrower shall indemnify Bank, defend and hold it harmless from and against all claims based upon or arising in connection with prior assignments or purported assignments or transfers of any claims or matters released herein.

7.Updated Perfection Certificate.  In connection with this Agreement, Borrower has delivered an updated Perfection Certificate (the “Updated Perfection Certificate”).  Borrower and Bank acknowledge and agree that, from and after the date of this Agreement, each reference in the Loan Documents to the “Perfection Certificate” shall be deemed to be a reference to the Updated Perfection Certificate.  Borrower acknowledges, confirms and agrees the disclosures and information Borrower provided to Bank in the Updated Perfection Certificate have not changed as of the date hereof.

8.Prior Agreement.  The Loan Documents are hereby ratified and reaffirmed and shall remain in full force and effect.  Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of all security or other collateral granted to the Bank, and confirms that the indebtedness secured thereby includes, without limitation, the Obligations.  This Agreement is not a novation and the terms and conditions of this Agreement shall be in addition to and supplemental to all terms and conditions set forth in the Loan Documents.  In the event of any conflict or inconsistency between this Agreement and the terms of such documents, the terms of this Agreement shall be controlling, but such document shall not otherwise be affected or the rights therein impaired.

9.Integration.  Except as expressly modified pursuant to this Agreement, the terms of the Loan Documents remain unchanged and in full force and effect.  This Agreement and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements.  All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Agreement and the Loan Documents merge into this Agreement and the Loan Documents.

10.Fees and Expenses.  Borrower shall pay to Bank on the date first listed above all Bank Expenses due and owing as of the date hereof.  The fees and expenses listed in the previous sentence may be debited from any of Borrower’s accounts at Bank.

11.Conditions to Effectiveness.  The parties agree that the obligations of Bank herein shall be effective upon the satisfaction of each of the following conditions precedent, each in form and substance satisfactory to Bank in its sole discretion, on or prior to the date first listed above:

11.1this Agreement duly executed on behalf of Borrower;

11.2a secretary’s certificate of Borrower with respect to Borrower’s Operating Documents, incumbency, specimen signatures and resolutions authorizing the execution and delivery of this Agreement and the other Loan Documents to which it is a party;

11.3a good standing certificate of Borrower, certified by the Secretary of State of the state of incorporation of Borrower and certain other jurisdictions in which Borrower is qualified to conduct business, as follows: Commonwealth of Massachusetts, Commonwealth of Pennsylvania, State of North Carolina, State of Maryland and State of California, dated as of a date no earlier than thirty (30) days prior to the date hereof;

11.4certified copies, dated as of a recent date, of financing statement and other lien searches of Borrower, as Bank may request and which shall be obtained by Bank, accompanied by written evidence (including any UCC termination statements) that the Liens revealed in any such searched either (i) will be terminated prior to or in connection with the execution of this Agreement, or (ii) in the sole discretion of Bank, will constitute Permitted Liens;

11.5the completed Updated Perfection Certificate, duly executed by Borrower;

11.6evidence satisfactory to Bank that the insurance policies required for Borrower are in full force and effect, including appropriate evidence showing notice of cancellation, lender loss payable and additional insured clauses or endorsements in favor of Bank

11.7[reserved];

11.8evidence satisfactory to Bank demonstrating that Borrower is in compliance with Section 5.9(a) of the Loan Agreement, as amended hereby;

11.9Borrower’s payment of (i) a fully earned, non-refundable amendment fee in the amount of $25,000 and (ii) Bank’s legal fees and expenses incurred in connection with this Agreement; and

11.10such other documents as Bank may reasonably request to effectuate the terms of this Amendment.

12.Post-Closing Requirements.  Failure to timely comply with any of the below items shall constitute an Event of Default for which no cure or grace period shall apply:

12.1within forty-five (45) days after the date of this Agreement, Borrower shall deliver to Bank (i) a duly executed Control Agreement in respect of Borrower’s Collateral Accounts (other than Excluded Accounts) at Bank of America disclosed in the Updated Perfection Certificate and (ii) a landlord waiver, in form and substance reasonably acceptable to Bank, in connection with Borrower’s leased properties located at 41E Eagle Road, Danbury, CT and 14 Fahey Street, Stamford, CT; and

12.2within one hundred twenty (120) days after the date of this Agreement, Borrower shall (i) transfer any and all assets of CAM2 to Borrower and (ii) liquidate or dissolve CAM2, and in each case, provide Bank with evidence thereof.

13.Miscellaneous.

13.1This Agreement shall constitute a Loan Document under the Loan Agreement; the failure to comply with the covenants contained herein shall constitute an Event of Default under the Loan Agreement; and all obligations included in this Agreement (including, without limitation, all obligations for the payment of principal, interest, fees, and other amounts and expenses) shall constitute obligations under the Loan Agreement and secured by the Collateral.

13.2Each provision of this Agreement is severable from every other provision in determining the enforceability of any provision.

13.3This Agreement may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

13.4The Loan Documents are hereby amended wherever necessary to reflect the changes described above.

13.5Section 11.9 of the Loan Agreement applies to this Agreement.

13.6This Agreement and the rights and obligations of the parties hereto shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as a sealed instrument under the laws of the Commonwealth of Massachusetts as of the date first written above.

BANK		BORROWER

FIRST-CITIZENS BANK & TRUST COMPANY		908 DEVICES INC.

By:	/s/ Karen Sperling	By:	/s/ Joseph H. Griffith
Name:	Karen Sperling	Name:	Joseph H. Griffith
Title:	Director	Title:	Chief Financial Officer

[Signature Page to Default Waiver and Second Amendment to Loan and Security Agreement]

EXHIBIT A

AMENDED LOAN AGREEMENT

(See attached)

Exhibit A to Second Amendment

LOAN AND SECURITY AGREEMENT

This LOAN AND SECURITY AGREEMENT (this “Agreement”) is dated as of the Effective Date between SILICON VALLEY BANK, ~~a California corporation~~A DIVISION OF FIRST-CITIZENS BANK & TRUST COMPANY (“Bank”), and ~~the borrower listed on Schedule I hereto~~908 DEVICES INC., a Delaware corporation (“Borrower”).  The parties agree as follows:

1.LOAN AND TERMS OF PAYMENT

1.1Revolving Line.

(a)Availability.  Subject to the terms and conditions of this Agreement, Bank shall make Advances not exceeding the Availability Amount.  Amounts borrowed under the Revolving Line may be prepaid or repaid ~~and, prior to the Revolving Line Maturity Date, reborrowed,~~ as set forth on Schedule I hereto.

(b)Termination; Repayment.  The Revolving Line terminates on the Revolving Line Maturity Date, when the outstanding principal amount of all Advances, the accrued and unpaid interest thereon, and all other outstanding Obligations relating to the Revolving Line shall be immediately due and payable.

1.2Reserved.

1.3Payment of Interest on the Credit Extensions.

(a)Interest Payments. Interest on the principal amount of each Advance is payable as set forth on Schedule I hereto.

(b)Interest Rate.

(i)Advances. Subject to Section 1.3(c), the outstanding principal amount of any Advance shall accrue interest as set forth on Schedule I hereto.

(ii)All-In Rate. Notwithstanding any terms in this Agreement to the contrary, if at any time the interest rate applicable to any Obligations is less than zero percent (0.0%), such interest rate shall be deemed to be zero percent (0.0%) for all purposes of this Agreement.

(c)Default Rate.  Immediately upon the occurrence and during the continuance of an Event of Default, the outstanding Obligations shall bear interest at a rate per annum which is three percent (3.0%) above the rate that is otherwise applicable thereto (the “Default Rate”) ~~unless Bank otherwise elects from time to time in its sole discretion to impose a smaller increase~~.  Fees and expenses which are required to be paid by Borrower pursuant to the Loan Documents (including, without limitation, Bank Expenses) but are not paid when due shall bear interest until paid at a rate equal to the highest rate applicable to the Obligations.  Payment or acceptance of the increased interest rate provided in this Section 1.3(c) is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Bank.

(d)Adjustment to Interest Rate.  Each change in the interest rate applicable to any amounts payable under the Loan Documents based on changes to the Prime Rate shall be effective on the effective date of any change to the Prime Rate and to the extent of such change.

(e)Interest Computation.  Interest shall be computed as set forth on Schedule I hereto.  In computing interest, the date of the making of any Credit Extension shall be included and the date of payment shall be excluded; provided, however, that if any Credit Extension is repaid on the same day on which it is made, such day shall be included in computing interest on such Credit Extension.

1.4Fees; Expenses.  Borrower shall pay to Bank:

(a)Revolving Line Commitment Fee.  A fully earned, non-refundable commitment fee as set forth on Schedule I hereto~~;~~.

(b)[Reserved]~~; and~~.

~~(c) Termination Fee. Upon termination of this Agreement or the termination of the Revolving Line for any reason prior to the Revolving Line Maturity Date, in addition to the payment of any other amounts then-owing, a termination fee (the “Termination Fee”) in an amount equal to (i) one percent (1.0%) of the Revolving Line if such termination occurs prior to November 1, 2023, (ii) sixty-six one hundredth of one percent (0.66%) of the Revolving Line if such termination occurs on or at any time after November 1, 2023 but prior to November 1, 2024 or (iii) thirty-three one hundredth of one percent (0.33%) of the Revolving Line if such termination occurs on or at any time after November 1, 2024 but prior to the Revolving Line Maturity Date, which shall be fully earned and non-refundable as of such date; provided that no Termination Fee shall be charged if (x) the credit facility hereunder is replaced with a new facility from Bank or (y) Bank is placed in receivership.~~

(c)[Reserved].

(d)Bank Expenses.  All Bank Expenses incurred through and after the Effective Date, when due (or, if no stated due date, upon demand by Bank).

Unless otherwise provided in this Agreement or in a separate writing by Bank, Borrower shall not be entitled to any credit, rebate, or repayment of any fees earned by Bank pursuant to this Agreement notwithstanding any termination of this Agreement or the suspension or termination of Bank’s obligation to make loans and advances hereunder.  Bank may deduct amounts owing by Borrower under the clauses of this Section 1.4 pursuant to the terms of Section 1.5(c).  Bank shall provide Borrower written notice of deductions made pursuant to the terms of the clauses of this Section 1.4.

1.5Payments; Application of Payments; Debit of Accounts.

(a)All payments (including prepayments) to be made by Borrower under any Loan Document shall be made in immediately available funds in Dollars, without setoff, counterclaim, or deduction, before 12:00 p.m. Eastern time on the date when due.  Payments of principal and/or interest received after 12:00 p.m. Eastern time are considered received at the opening of business on the next Business Day.  When a payment is due on a day that is not a Business Day, the payment shall be due the next Business Day, and additional fees or interest, as applicable, shall continue to accrue until paid.

(b)Bank has the right to determine in its commercially reasonable discretion the order and manner in which all payments with respect to the Obligations may be applied.  Borrower shall have no right to specify the order or the accounts to which Bank shall allocate or apply any payments required to be made by Borrower to Bank or otherwise received by Bank under this Agreement when any such allocation or application is not specified elsewhere in this Agreement.

(c)Bank shall first debit the Designated Deposit Account (or, if funds in the Designated Deposit Account are insufficient or if an Event of Default has occurred and is continuing, Bank may debit any of Borrower’s other deposit accounts maintained with Bank, including the Designated Deposit Account), for principal and interest payments or any other amounts Borrower owes Bank when due and owing under the Loan Documents.  These debits shall not constitute a set-off.

1.6Change in Circumstances.

(a)Increased Costs.  If any Change in Law shall: (i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or advances, loans or other credit extended or participated in by, Bank, (ii) subject Bank to any

Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes, and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitment, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto, or (iii) impose on Bank any other condition, cost or expense (other than Taxes) affecting this Agreement or Credit Extensions made by Bank, and the result of any of the foregoing shall be to increase the cost to Bank of making, converting to, continuing or maintaining any Credit Extension (or of maintaining its obligation to make any such Credit Extension), or to reduce the amount of any sum received or receivable by Bank hereunder (whether of principal, interest or any other amount) then, upon written request of Bank, Borrower shall promptly pay to Bank such additional amount or amounts as will compensate Bank for such additional costs incurred or reduction suffered.

(b)Capital Requirements.  If Bank determines that any Change in Law affecting Bank regarding capital or liquidity requirements, has or would have the effect of reducing the rate of return on Bank’s capital as a consequence of this Agreement, the Revolving Line, any term loan facility, or the Credit Extensions made by Bank to a level below that which Bank could have achieved but for such Change in Law (taking into consideration Bank’s policies with respect to capital adequacy and liquidity), then from time to time upon written request of Bank, Borrower shall promptly pay to Bank such additional amount or amounts as will compensate Bank for any such reduction suffered.

(c)Delay in Requests.  Failure or delay on the part of Bank to demand compensation pursuant to this Section 1.6 shall not constitute a waiver of Bank’s right to demand such compensation; provided that Borrower shall not be required to compensate Bank pursuant to subsection (a) for any increased costs incurred or reductions suffered more than nine (9) months prior to the date that Bank notifies Borrower of the Change in Law giving rise to such increased costs or reductions and of Bank’s intention to claim compensation thereof (except that if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine (9) month period shall be extended to include the period of retroactive effect).

1.7Taxes.

(a)Payments Free of Taxes.  Any and all payments by or on account of any ~~Obligation~~obligation of Borrower under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by Applicable Law.  If any Applicable Law (as determined in the good faith discretion of Borrower) requires the deduction or withholding of any Tax from any such payment by Borrower, then (i) Borrower shall be entitled to make such deduction or withholding, (ii) Borrower shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law, and (iii) if such Tax is an Indemnified Tax, the sum payable by Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 1.7) Bank receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b)Payment of Other Taxes by Borrower.  Without limiting the provisions of subsection (a) above, Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with Applicable Law.

(c)Tax Indemnification.  Without limiting the provisions of subsections (a) and (b) above, Borrower shall, and does hereby, indemnify Bank, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 1.7) payable or paid by Bank or required to be withheld or deducted from a payment to Bank and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to Borrower by Bank shall be conclusive absent manifest error.

(d)Evidence of Payments.  As soon as practicable after any payment of Taxes by Borrower to a Governmental Authority pursuant to this Section 1.7, Borrower shall deliver to Bank a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to Bank.

(e)Status of Bank.  If Bank (including any assignee or successor) is entitled to an exemption from or reduction of withholding tax with respect to payments made under any Loan Document, it shall deliver to Borrower, at the time or times reasonably requested by Borrower, such properly completed and executed documentation reasonably requested by Borrower as will permit such payments to be made without withholding or at a reduced rate of withholding.  In addition, Bank, if reasonably requested by Borrower, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by Borrower as will enable Borrower to determine whether or not Bank is subject to backup withholding or information reporting requirements.  Without limiting the generality of the foregoing, Bank shall deliver whichever of IRS Form W-9, IRS Form W-8BEN-E, IRS Form W-8ECI or IRS Form W-8IMY is applicable, as well as any applicable supporting documentation or certifications.  Bank agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify Borrower in writing of its legal inability to do so.

1.8Procedures for Borrowing.

(a)Subject to the prior satisfaction of all other applicable conditions to the making of an Advance set forth in this Agreement (which must be satisfied (including receipt by Bank of any executed written notice describe herein) no later than 12:00 p.m. Eastern time on the applicable Funding Date), to obtain an Advance, Borrower ~~(via an individual duly authorized by an Administrator) shall~~shall notify Bank (which notice shall be irrevocable) by 12:00 p.m. Eastern time on the Funding Date of the Advance.  Such notice shall be made through Bank’s online banking ~~program~~platform by an individual duly authorized by an Administrator, provided, however, if Borrower is not utilizing Bank’s online banking ~~program~~platform, then such notice shall be in a written format acceptable to Bank (which may be in the form of the Payment/Advance Form) that is executed by an Authorized Signer.  In connection with any such notification, Borrower shall deliver to Bank ~~by electronic mail or~~ through Bank’s online banking ~~program~~platform or by electronic mail such reports and information, including without limitation, sales journals, cash receipts journals, accounts receivable aging reports, as Bank may reasonably request.  Bank shall have ~~received satisfactory evidence that the Board has approved that such~~determined to its satisfaction that any notice of or request for Advances has been duly authorized by Borrower.  Bank may rely on any notice given by a person whom Bank believes is an Authorized Signer ~~may provide such notices and request Advances (which requirement may be deemed satisfied by the prior delivery of Borrowing Resolutions or a secretary’s certificate that certifies as to such Board approval).~~ or other individual authorized by an Administrator.  Borrower will indemnify Bank for any loss Bank suffers due to such belief or reliance.

(b)Bank shall credit proceeds of a Credit Extension to the Designated Deposit Account.  Bank may make Advances under this Agreement based on instructions from an Authorized Signer or without instructions if such Advances are necessary to meet Obligations which have become due.

2.CONDITIONS OF CREDIT EXTENSIONS

2.1Conditions Precedent to Initial Credit Extension.  Bank’s obligation to make the initial Credit Extension is subject to the condition precedent that Bank shall have received, in form and substance satisfactory to Bank, such documents, and completion of such other matters, as Bank may reasonably request, including, without limitation:

(a)duly executed Loan Documents;

(b)the Operating Documents of Borrower and long-form good standing certificates of Borrower certified by the Secretary of State of the State of Delaware and the Secretary of State (or equivalent agency) of certain other jurisdictions in which ~~Parent~~Borrower is qualified to conduct business, as follows: Commonwealth of Massachusetts, Commonwealth of Pennsylvania, State of North Carolina and State of California, in each case as of a date no earlier than thirty (30) days prior to the Effective Date;

(c)certificate duly executed by a Responsible Officer or secretary of Borrower with respect to Borrower’s (i) Operating Documents and (ii) Borrowing Resolutions;

(d)duly executed payoff letter from Signature Bank;

(e) evidence that (i) the Liens securing Indebtedness owed by Borrower to Signature Bank will be terminated and (ii) the documents and/or filings evidencing the perfection of such Liens, including without limitation any financing statements and/or control agreements, have or will, concurrently with the initial Credit Extension, be terminated;

(f)certified copies, dated as of a recent date, of searches for financing statement filed in the central filing office of the State of Delaware, accompanied by written evidence (including any UCC termination statements) that the Liens indicated in any such financing statements either constitute Permitted Liens or have been or, in connection with the initial Credit Extension, will be terminated or released;

(g)duly executed Perfection Certificate of Borrower;

(h)[Reserved];

(i)a legal opinion of Borrower’s counsel dated as of the Effective Date;

(j)(i) a duly executed cash pledge agreement on Bank’s standard form and (ii) the opening of the Pledged Account;

(k)[Reserved]; and

(l)payment of the fees and Bank Expenses then due as specified in Section 1.4 hereof.

2.2Conditions Precedent to all Credit Extensions.  Bank’s obligation to make each Credit Extension, including the initial Credit Extension, is subject to the following conditions precedent:

(a)receipt of Borrower’s Credit Extension request and the related materials and documents as required by and in accordance with Section 1.8;

(b)the representations and warranties in this Agreement shall be true and correct in all material respects as of the date of any Credit Extension request  and as of the Funding Date of each Credit Extension; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true and correct in all material respects as of such date, and no Default or Event of Default shall have occurred and be continuing or immediately result from the Credit Extension.  Each Credit Extension is Borrower’s representation and warranty on that date that the representations and warranties in this Agreement are true and correct in all material respects as of such date; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true and correct in all material respects as of such date; ~~and~~

(c)Bank determines to its satisfaction that there has not been a Material Adverse Change ~~shall not have occurred~~; and ~~be continuing.~~

Borrower demonstrates to Bank that it is in compliance with Section 5.17.

2.3Covenant to Deliver.  Borrower shall deliver to Bank each item required to be delivered to Bank under this Agreement as a condition precedent to any Credit Extension.  A Credit Extension made prior to the receipt by Bank of any such item shall not constitute a waiver by Bank of Borrower’s obligation to deliver such item, and the making of any Credit Extension in the absence of a required item shall be in Bank’s sole discretion.

3.CREATION OF SECURITY INTEREST

3.1Grant of Security Interest.

(a)Borrower hereby grants Bank, to secure the payment and performance in full of all of the Obligations, a continuing security interest in, and pledges to Bank, the Collateral, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof.

(b)Borrower acknowledges that it previously has entered, or may in the future enter, into Bank Services Agreements with Bank.  Regardless of the terms of any Bank Services Agreement, Borrower agrees that any amounts Borrower owes Bank thereunder shall be deemed to be Obligations hereunder and that it is the intent of Borrower and Bank to have all such Obligations secured by the first priority perfected security interest in the Collateral granted herein (subject to Permitted Liens).

3.2Authorization to File Financing Statements.  Borrower hereby authorizes Bank to file financing statements, without notice to Borrower, with all jurisdictions deemed necessary or appropriate by Bank to perfect or protect Bank’s interest or rights hereunder, including a notice that any disposition of the Collateral in violation of this Agreement, by either Borrower or any other Person, shall be deemed to violate the rights of Bank under the Code.  Such financing statements may indicate the Collateral in a manner consistent with Bank’s security interest.

3.3Termination.  If this Agreement is terminated, Bank’s Lien in the Collateral shall continue until the Obligations (other than inchoate indemnity or reimbursement obligations) are repaid in full in cash.  Upon payment in full in cash of the Obligations (other than inchoate indemnity or reimbursement obligations) and at such time as Bank’s obligation to make Credit Extensions has terminated, Bank shall, at Borrower’s sole cost and expense, terminate its security interest in the Collateral and release its Lien on, and all rights therein shall revert to Borrower.  Upon such termination and from time to time thereafter, Bank shall, at the sole cost and expense of Borrower, execute and deliver such instruments, documents and filing Borrower reasonably requests to evidence such termination and release.  In the event (a) all Obligations (other than inchoate indemnity or reimbursement obligations), except for Bank Services, are satisfied in full, and (b) this Agreement is terminated, Bank shall terminate the security interest granted herein upon Borrower providing cash collateral acceptable to Bank in its commercially reasonable discretion for Bank Services consistent with Bank’s then current practices, if any.  In the event such Bank Services consist of outstanding Letters of Credit, Borrower shall provide to Bank cash collateral in an amount equal to at least (i) one hundred and five percent (105.0%) of the face amount of all such Letters of Credit denominated in Dollars and (ii) one hundred and ten percent (110.0%) of the Dollar Equivalent of the face amount of all such Letters of Credit denominated in a Foreign Currency, plus, in each case, all interest, fees, and costs due or estimated by Bank in its commercially reasonable discretion to become due in connection therewith, to secure all of the Obligations relating to such  Letters of Credit.

4.REPRESENTATIONS AND WARRANTIES

Borrower represents and warrants as follows:

4.1Due Organization, Authorization; Power and Authority.

(a)Borrower and each of its Subsidiaries are each duly existing and in good standing as a Registered Organization in their respective jurisdiction of formation and are qualified and licensed to do business and is in good standing in any jurisdiction in which the conduct of their respective business or their ownership of property requires that they be qualified except where the failure to do so could not reasonably be expected to have a material adverse effect on Borrower’s business or operations.

(b)All information set forth on the Perfection Certificate pertaining to Borrower and each of its Subsidiaries is true and correct in all material respects (it being understood and agreed that Borrower may from time to time update certain information in the Perfection Certificate after the Effective Date to the extent permitted by one or more specific provisions in this Agreement and the Perfection Certificate shall be deemed to be updated to the extent such notice is provided to Bank of such permitted update).

(c)The execution, delivery and performance by Borrower and each of its Subsidiaries of the Loan Documents to which it is a party have been duly authorized, and do not (i) conflict with any of Borrower’s or any such Subsidiary’s organizational documents, (ii) contravene, conflict with, constitute a default under or violate any material Applicable Law, (iii) contravene, conflict with or violate any applicable order, writ, judgment, injunction, decree, determination or award of any Governmental Authority by which Borrower or any of its Subsidiaries or any of their property or assets are bound or affected, (iv) require any action by, filing, registration, or qualification with, or Governmental Approval from, any Governmental Authority (except financing statements filed in connection herewith and such Governmental Approvals which have already been obtained and are in full force and effect), or (v) conflict with, contravene, constitute a default or breach under, or result in or permit the termination or acceleration of, any material agreement by which Borrower or any of its Subsidiaries is bound.  Neither Borrower nor any of its Subsidiaries are in default under any agreement to which it is a party or by which it is bound in which the default could reasonably be expected to have a material adverse effect on Borrower’s or any of its Subsidiary’s business or operations.

4.2Collateral.

(a)The security interest granted herein is and shall at all times continue to be a first priority perfected security interest in the Collateral (subject to Permitted Liens).  Borrower has good title to, rights in, and the power to transfer each item of the Collateral upon which it purports to grant a Lien hereunder, free and clear of any and all Liens except Permitted Liens.

(b)Borrower has no Collateral Accounts at or with any bank or financial institution other than Bank or Bank’s Affiliates except for the Collateral Accounts, if any, described in the Perfection Certificate delivered to Bank in connection herewith and which Borrower has taken such actions as are necessary to give Bank a perfected security interest therein, to the extent required by and pursuant to the terms of Section 5.9(c).  The Accounts are bona fide, existing obligations of the Account Debtors.

(c)The Collateral is not in the possession of any third party bailee (such as a warehouse) except as otherwise provided in the Perfection Certificate or as permitted pursuant to Section 6.2.  None of the components of the Collateral (other than mobile equipment such as laptop computers and personal digital assistants in the possession of Borrower’s employees or agents) shall be maintained at locations other than as provided in the Perfection Certificate or as permitted pursuant to Section 6.2.

(d)All Inventory is in all material respects of good and marketable quality, free from material defects.

(e)Borrower owns, or possesses the right to use to the extent necessary in its business, all Intellectual Property, licenses and other intangible assets that are used in the conduct of its business as now operated, except to the extent that such failure to own or possess the right to use such asset would not reasonably be expected to have a material adverse effect on Borrower’s business or operations, and no such asset, to the knowledge of Borrower, conflicts with the valid Intellectual Property, license, or intangible asset of any other Person to the extent that such conflict could reasonably be expected to have a material adverse effect on Borrower’s business or operations.

(f)Except as noted on the Perfection Certificate or for which notice has been given to Bank pursuant to and in accordance with Section 5.11(c), Borrower is not a party to, nor is it bound by, any Restricted License.

4.3Reserved.

4.4Litigation. There are no actions, investigations or proceedings pending or, to the knowledge of any Responsible Officer, threatened in writing by or against Borrower or any of its Subsidiaries ~~involving~~which, if adversely determined, would reasonably be expected to result in damages or costs, including settlement payments, to Borrower of more than, individually or in the aggregate, Five Hundred Thousand Dollars ($500,000) not covered by independent third party insurance as to which liability has been accepted by the carrier providing such insurance.

4.5Financial Statements; Financial Condition. All consolidated financial statements for Borrower and any of its Subsidiaries delivered to Bank by submission to the Financial Statement Repository or otherwise submitted to Bank fairly present in all material respects Borrower’s consolidated financial condition as of the date thereof and Borrower’s consolidated results of operations for the periods covered thereby, subject, in the case of unaudited financial statements, to normal year-end adjustments and the absence of footnote disclosures.  There has not been any material deterioration in Borrower’s consolidated financial condition since the date of the most recent financial statements submitted to the Financial Statement Repository or otherwise submitted to Bank by Borrower.

4.6Solvency.  The fair salable value of Borrower’s consolidated assets (including goodwill minus disposition costs) exceeds the fair value of Borrower’s liabilities; Borrower is not left with unreasonably small capital after the transactions in this Agreement; and Borrower and each of its Subsidiaries are able to pay their debts (including trade debts) as they mature.

4.7Regulatory Compliance.  Borrower is not an “investment company” or a company “controlled” by an “investment company” under the Investment Company Act of 1940, as amended.  Borrower is not engaged as one of its important activities in extending credit for margin stock (under Regulations X, T and U of the Federal Reserve Board of Governors).  Borrower and each of its Subsidiaries (a) have complied in all material respects with all Applicable Law, and (b) have not violated any Applicable Law ~~the~~, except where the non-compliance with which or violation of which could not reasonably be expected to have a material adverse effect on Borrower’s business or operations.  Borrower and each of its Subsidiaries have duly complied with, and their respective facilities, business, assets, property, leaseholds, real property and Equipment are in compliance with, Environmental Laws, except where the failure to do so could not reasonably be expected to have a material adverse effect on Borrower’s business or operations; there have been no outstanding citations, notices or orders of non-compliance issued to Borrower or any of its Subsidiaries or relating to their respective facilities, businesses, assets, property, leaseholds, real property or Equipment under such Environmental Laws, except as could not reasonably be expected to have a material adverse effect on Borrower’s business or operations.  Borrower and each of its Subsidiaries have obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all Governmental Authorities that are necessary to continue their respective businesses as currently conducted~~, except where the failure to obtain or make or file the same would not reasonably be expected to have a material adverse effect on Borrower’s business or operations~~.

4.8Subsidiaries; Investments.  Borrower does not own any stock, unit, membership interest, partnership, or other ownership interest or other equity securities except for Permitted Investments.

4.9Tax Returns and Payments; Pension Contributions.

(a)Borrower and each of its Subsidiaries have timely filed, or submitted extensions for, all required tax returns and reports, and Borrower and each of its Subsidiaries have timely paid or obtained extensions for all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower and each of its Subsidiaries except (a) to the extent such taxes are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor, or (b) if such taxes, assessments, deposits and contributions do not, individually or in the aggregate, exceed Two Hundred Fifty Thousand Dollars ($250,000).  Borrower is unaware of any claims or adjustments proposed for any of Borrower’s or any of its Subsidiary’s prior tax years which could result in additional taxes becoming due and payable by Borrower or any of its Subsidiaries in excess of Two Hundred Fifty Thousand Dollars ($250,000) in the aggregate.

(b)Borrower and each of its Subsidiaries have paid all amounts necessary to fund all present pension, profit sharing and deferred compensation plans in accordance with their terms, and neither Borrower nor any of its Subsidiaries has withdrawn from participation in, and has not permitted partial or complete termination of, or permitted the occurrence of any other event with respect to, any such plan which could reasonably be expected to result in any liability of Borrower or any of its Subsidiaries, including any liability to the Pension Benefit Guaranty Corporation or its successors or any other Governmental Authority.

4.10Full Disclosure. No written representation, warranty or other statement of Borrower or any of its Subsidiaries in any written report, written certificate or written statement submitted to the Financial Statement

Repository or otherwise submitted to Bank, as of the date such representation, warranty, or other statement was made, taken together with all such written reports, written certificates and written statements submitted to the Financial Statement Repository or otherwise submitted to Bank by Borrower, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in the reports, certificates or written statements not misleading in light of the circumstances under which they were made (it being recognized by Bank that the projections and forecasts provided by Borrower or any of its Subsidiaries in good faith and based upon reasonable assumptions are not viewed as facts and that actual results during the period or periods covered by such projections and forecasts may differ from the projected or forecasted results).

4.11Sanctions.  Neither Borrower nor any of its Subsidiaries is: (a) in violation of any Sanctions; or (b) a Sanctioned Person.  Neither Borrower nor any of its Subsidiaries, directors, officers, employees, or, to Borrower’s knowledge, agents or Affiliates: (i) conducts any business or engages in any transaction or dealing with any Sanctioned Person, including making or receiving any contribution of funds, goods or services to or for the benefit of any Sanctioned Person; (ii) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to any Sanctions; (iii) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Sanctions; or (iv) otherwise engages in any transaction that could cause Bank to violate any Sanctions.

5.AFFIRMATIVE COVENANTS

Borrower shall do all of the following:

5.1Use of Proceeds.  Cause the proceeds of the Credit Extensions to be used solely (a) as working capital or (b) to fund its general business purposes, and not for personal, family, household or agricultural purposes, and not in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any applicable anti-corruption law.

5.2Government Compliance.

(a)Maintain its and all of its Subsidiaries’ legal existence (except as permitted under Section 6.3 with respect to Subsidiaries only) and good standing in their respective jurisdictions of formation and maintain qualification in each jurisdiction in which the failure to so qualify ~~would~~could reasonably be expected to have a material adverse effect on Borrower’s business or operations.  Borrower shall comply, and have each Subsidiary comply, ~~in all material respects, with all laws, ordinances and regulations to which it is subject.~~with all Applicable Law, except where the non-compliance with which could not reasonably be expected to have a material adverse effect on Borrower’s business or operations.

(b)Obtain all of the Governmental Approvals necessary for the performance by Borrower and each of its Subsidiaries of their obligations under the Loan Documents to which it is a party, including any grant of a security interest to Bank in the Collateral.  Borrower shall promptly provide copies of any such obtained Governmental Approvals to Bank.

5.3Financial Statements, Reports. Deliver to Bank by submitting to the Financial Statement Repository:

(a)[Reserved];

(b)~~[Reserved]~~Quarterly Financial Statements.  Solely to the extent there are not any Advances outstanding, concurrently with each quarterly filing thereof, copies of Borrower’s 10-Q and 10-K filings with the SEC;

(c)Monthly Financial Statements.  As soon as available, but no later than thirty (30) days after the last day of each month if there is any Advance outstanding as of the last day of such month, a company prepared consolidated ~~cash flows,~~ balance sheet and income statement covering ~~Parent’s~~Borrower’s consolidated operations for such month in a form reasonably acceptable to Bank; ~~provided that, on or immediately prior to any Advance, the~~

~~monthly financial statements provided for in this Section 5.3(c) shall be delivered for the most recent month as if an Advance was outstanding as of the last day of such month;~~

(d)Compliance Statement.  Within thirty (30) days after the last day of each month ~~and together with the statements set forth in Section 5.3(c)(i) (if applicable)~~, a duly completed Compliance Statement substantially in the form of Exhibit A;

(e)Annual Operating Budget and Financial Projections.  As soon as available, and in any event within the earlier of (a) ninety (90) days after the last day of each fiscal year of Borrower and (b) the date of ~~Parent’s~~Borrower’s first Board meeting for that upcoming year where the Board receives a copy of such budget and/or such projections and contemporaneously with any updates or amendments thereto, (i) annual operating budgets (including income statements, balance sheets and cash flow statements, by month) for the upcoming fiscal year of ~~Parent~~Borrower, and (ii) annual financial projections for the following fiscal year (on a quarterly basis), in each case as approved by the Board, together with any related business forecasts used in the preparation of such annual financial projections;

~~(f) [Reserved];~~

(f)Board Packages. As soon as available, and in any event within (i) forty-five (45) days after the end of each fiscal quarter of Borrower and (ii) ninety (90) days after the last day of each fiscal year of Borrower, copies of all statements, reports, financial information and notices (including, without limitation, any board packages) made available to Borrower’s Board; provided, that any information (x) relating to Bank (or Borrower’s strategy regarding the Credit Extensions or Bank or (y) that may be subject to attorney-client privilege, may be redacted or omitted from any such materials;

(g)Annual Audited Financial Statements.  As soon as available, and in any event within one hundred eighty (180) days following the end of ~~Parent’s~~Borrower’s fiscal year, audited consolidated financial statements prepared under GAAP, consistently applied, together with an unqualified opinion on the financial statements from an independent certified public accounting firm reasonably acceptable to Bank;

(h)SEC Filings.  Within five (5) days of filing, notification of the filing and copies of all periodic and other reports, proxy statements and other materials filed by Borrower and/or any of its Subsidiaries or any Guarantor with the SEC, any Governmental Authority succeeding to any or all of the functions of the SEC or with any national securities exchange, or distributed to its shareholders, as the case may be.  Documents required to be delivered pursuant to the terms hereof (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date on which Borrower or any of its Subsidiaries posts such documents, or provides a link thereto, on Borrower’s or any of its Subsidiaries’ website on the internet at Borrower’s or any of its Subsidiaries’ website address; provided, however, Borrower shall promptly notify Bank in writing (which may be by electronic mail) of the posting of any such documents; provided further, that failure to promptly notify Bank in writing of the posting of any such documents shall not constitute a Default or an Event of Default hereunder;

(i)Security Holder and Subordinated Debt Holder Reports.  Within five (5) days of delivery, copies of all statements, reports and notices made available to Borrower’s security holders or to any holders of Subordinated Debt (solely in their capacities as security holders or holders of Subordinated Debt and not in any other role);

(j)Beneficial Ownership Information.  Prompt written notice of any changes to the beneficial ownership information set out in Section 14 of the Perfection Certificate.  Borrower understands and acknowledges that Bank relies on such true, accurate and up-to-date beneficial ownership information to meet Bank’s regulatory obligations to obtain, verify and record information about the beneficial owners of its legal entity customers;

(k)Legal Action Notice.  Prompt written notice of any legal actions, investigations or proceedings pending or threatened in writing against Borrower or any of its Subsidiaries that could reasonably be expected to result in damages or costs to Borrower or any of its Subsidiaries of, individually or in the aggregate, Five Hundred Thousand Dollars ($500,000) or more;

(l)Tort Claim Notice.  If Borrower shall acquire a commercial tort claim in excess of Five Hundred Thousand Dollars ($500,000) individually or in the aggregate, Borrower shall promptly notify Bank in a writing signed by Borrower of the general details thereof and grant to Bank in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to Bank;

(m)Government Filings.  Within five (5) Business Days after the same are sent or received, copies of all correspondence, reports, documents and other filings by Borrower or any of its Subsidiaries with any Governmental Authority regarding compliance with or maintenance of Governmental Approvals or Applicable Law or that could reasonably be expected to have a material adverse effect on any of the Governmental Approvals or otherwise on the business of Borrower or any of its Subsidiaries;

(n)Registered Organization.  If Borrower is not a Registered Organization as of the Effective Date but later becomes one, promptly notify Bank of such occurrence and provide Bank with Borrower’s organizational identification number;

(o)Default.  Prompt written notice of the occurrence of a Default or Event of Default; and

(p)Other Information.  Promptly, from time to time, such other information regarding Borrower or any of its Subsidiaries or compliance with the terms of any Loan Documents as reasonably requested by Bank.

Any submission by Borrower of a Compliance Statement or any other financial statement submitted to the Financial Statement Repository pursuant to this Section 5.3 or otherwise submitted to Bank shall be deemed to be a representation by Borrower that (i) as of the date of such Compliance Statement or other financial statement, the information and calculations set forth therein are true and correct, (ii) as of the end of the compliance period set forth in such submission, Borrower is in complete compliance with all required covenants except as noted in such Compliance Statement or other financial statement, as applicable, (iii) as of the date of such submission, no Events of Default have occurred or are continuing, (iv) all representations and warranties other than any representations or warranties that are made as of a specific date in Section 4 are true and correct in all material respects as of the date of such submission except as noted in such Compliance Statement or other financial statement, as applicable, (v) as of the date of such submission, Borrower and each of its Subsidiaries has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 4.9, and (vi) as of the date of such submission, no Liens have been levied or claims made against Borrower or any of its Subsidiaries relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Bank.

5.4[Reserved]

5.5[Reserved]

5.6Taxes; Pensions.

(a)Timely file, and require each of its Subsidiaries to timely file (in each case, unless subject to a valid extension), all required tax returns and reports and timely pay, and require each of its Subsidiaries to timely pay or obtain extensions for paying, all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower and each of its Subsidiaries, except for (a) deferred payment of any taxes contested pursuant to the terms of Section 4.9(a) hereof and (b) taxes that do not, individually or in the aggregate, exceed Two Hundred Fifty Thousand Dollars ($250,000), and shall deliver to Bank, on demand, appropriate certificates attesting to such payments, and pay, and require each of its Subsidiaries to pay, all amounts necessary to fund all present pension, profit sharing and deferred compensation plans in accordance with their terms.

(b)To the extent Borrower or any of its Subsidiaries defers payment of any contested taxes, (i) notify Bank in writing of the commencement of, and any material development in, the proceedings, and (ii) post bonds or take any other steps required to prevent the Governmental Authority levying such contested taxes from obtaining a Lien upon any of the Collateral that is other than a “Permitted Lien.”

5.7Access to Collateral; Books and Records. At reasonable times, on five (5) Business Days’ notice (provided no notice is required if an Event of Default has occurred and is continuing), Bank, or its agents, shall have the right to inspect the Collateral and the right to audit and copy Borrower’s Books.  Such inspections and audits shall be conducted no more often than once every twelve (12) months, unless an Event of Default has occurred and is continuing, in which case such inspections and audits shall occur as often as Bank shall determine is necessary.  The foregoing inspections and audits shall be conducted at Borrower’s expense and the charge therefor shall be One Thousand Dollars ($1,000) per person per day (or such higher amount as shall represent Bank’s then-current standard charge for the same), plus reasonable and documented out-of-pocket expenses.  In the event Borrower and Bank schedule an audit more than eight (8) days in advance, and Borrower cancels or seeks to or reschedules the audit with less than eight (8) days written notice to Bank, then (without limiting any of Bank’s rights or remedies) Borrower shall pay Bank a fee of Two Thousand Dollars ($2,000) plus any reasonable and documented out-of-pocket expenses incurred by Bank to compensate Bank for the anticipated costs and expenses of the cancellation or rescheduling.

5.8Insurance.

(a)Keep its business and the Collateral insured for risks and in amounts standard for companies of Borrower’s size in Borrower’s industry and location and as Bank may reasonably request.  Insurance policies shall be in a form, with financially sound and reputable insurance companies that are not Affiliates of Borrower, and in amounts that are reasonably satisfactory to Bank.

(b)All property policies shall have a lender’s loss payable endorsement showing Bank as lender loss payee.  All general liability policies shall show, or have endorsements showing, Bank as an additional insured.  Bank shall be named as lender loss payee and/or additional insured with respect to any such insurance providing coverage in respect of any Collateral.

(c)Ensure that proceeds payable under any property policy are, at Bank’s option, payable to Bank on account of the Obligations.  Notwithstanding the foregoing, (a) so long as no Event of Default has occurred and is continuing, Borrower shall have the option of applying the proceeds of any casualty policy up to One Million Dollars ($1,000,000) in the aggregate for all losses under all casualty policies in any twelve (12) month period, toward the replacement or repair of destroyed or damaged property; provided that any such replaced or repaired property (i) shall be of equal or like value as the replaced or repaired Collateral and (ii) shall be deemed Collateral in which Bank has been granted a first priority security interest (subject only to Permitted Liens that are permitted pursuant to the terms of this Agreement to have superior priority to Bank’s Lien), and (b) after the occurrence and during the continuance of an Event of Default, all proceeds payable under such casualty policy shall, at the option of Bank, be payable to Bank on account of the Obligations then due.

(d)At Bank’s request, Borrower shall deliver certified copies of insurance policies and evidence of all premium payments.  Each provider of any such insurance required under this Section 5.8 shall agree, by endorsement upon the policy or policies issued by it or by independent instruments furnished to Bank, that it will give Bank thirty (30) days prior written notice before any such policy or policies shall be canceled.  If Borrower fails to obtain insurance as required under this Section 5.8 or to pay any amount or furnish any required proof of payment to third persons and Bank, Bank may make all or part of such payment or obtain such insurance policies required in this Section 5.8, and take any action under the policies Bank deems prudent.

5.9Accounts.

(a)~~Maintain the lesser of (i) Twenty Million Dollars ($20,000,000) (or its Dollar Equivalent) in Borrower’s operating accounts and depository accounts at or through Bank or (ii) all of Borrower’s, any of its Subsidiaries’, and any Guarantor’s operating accounts, depository accounts and excess cash with Bank or Bank’s Affiliates; provided, however, that notwithstanding the foregoing subpart (ii), (A) 908 Germany may maintain Deposit Accounts at financial institutions in Germany listed on the Perfection Certificate delivered by Borrower to Bank on~~

~~or prior to the Effective Date so long as the aggregate amount in such accounts does  not exceed Two Million Five Hundred Thousand Dollars ($2,500,000)  at any time, (B) 908 China may maintain Deposit Accounts at financial institutions in China listed on the Perfection Certificate delivered by Borrower to Bank on or prior to the Effective Date so long as the aggregate amount in such accounts does not  exceed Five Hundred Thousand Dollars ($500,000)  at any time and (C)~~ (i) If there are no Advances outstanding, Borrower and 908 MSC shall maintain, on a consolidated basis, at least the following amounts in their Collateral Accounts with Bank: (x) from the date that is thirty (30) days after the Second Amendment Effective Date through and including September 29, 2026, $45,000,000; (y) from September 30, 2026 through and including December 30, 2026, the greater of (A) $45,000,000 or (B) forty-five percent (45%) of the aggregate Dollar Equivalent value of all cash of Borrower; and (z) from and after December 31, 2026, the greater of (A) $50,000,000 or (B) fifty percent (50%) of the aggregate Dollar Equivalent value of all cash of Borrower (clauses (x) through (z), the “Minimum Deposit Threshold”) and (ii) if there are any Advances outstanding, as part of the Minimum Deposit Threshold, Borrower shall maintain in Deposit Accounts with Bank an amount equal to at least one hundred percent (100%) of the aggregate outstanding amount of all Advances.  Subject to the foregoing, Borrower may maintain its PayPal processor account (“PayPal Account”) and the Bill.com processor account (“Bill.com Account”), in each case, existing on the Second Amendment Effective Date and disclosed in the Perfection Certificate so long as all funds (x) in the PayPal Account in excess of One Hundred Thousand Dollars ($100,000) and (y) in the Bill.com Account in excess of Five Thousand Dollars ($5,000), in each case, are transferred at least monthly to an account of Borrower maintained with Bank~~,~~  (the ~~accounts in subclauses (A) – (C)~~PayPal Accounts and the Bill.com Account, collectively, the “Permitted Accounts”).

(b)In addition to the foregoing, except as disclosed on the Perfection Certificate delivered on the Second Amendment Effective Date, Borrower, any Subsidiary of Borrower and any Guarantor, shall obtain any business credit card, letter of credit and cash management services exclusively from Bank.

(c)In addition to and without limiting the restrictions in (a), Borrower shall provide Bank five (5) Business Days prior written notice before establishing any Collateral Account at or with any bank or financial institution other than Bank or Bank’s Affiliates.   For each Collateral Account that Borrower at any time maintains, Borrower shall cause the applicable bank or financial institution (other than Bank) at or with which any Collateral Account is maintained to execute and deliver a Control Agreement or other appropriate instrument with respect to such Collateral Account to perfect Bank’s Lien in such Collateral Account in accordance with the terms hereunder which Control Agreement may not be terminated without the prior written consent of Bank.  The provisions of the previous sentence shall not apply to (i) the Permitted Accounts, (ii) other deposit accounts exclusively used for payroll, payroll taxes, and other employee wage and benefit payments to or for the benefit of Borrower’s employees and identified to Bank by Borrower as such; provided, however, that the funds on deposit in such deposit accounts do not at any time exceed the actual payroll, payroll taxes, withholding taxes and other employee wage and benefit payments then owing for the immediately succeeding payroll period (or greater amount to the extent required by Applicable Law, (iii) deposit accounts ~~outside the United States~~ holding funds in trust or escrow, solely for the benefit of or payable to Borrower’s customers or other third parties, and holding no funds of Borrower, in each case, identified to Bank by Borrower as such ~~and~~, (iv) subject to compliance with Section 5.9(a), other deposit accounts of Borrower ~~disclosed in the Updated Perfection Certificate as of the First Amendment Effective Date or otherwise notified to Bank in accordance with this clause (c)~~ which do not, individually or in the aggregate, exceed Five Hundred Thousand Dollars ($500,000), and (v) cash collateral or escrow accounts securing (A) the BofA Letter of Credit (the “BofA Cash Collateral Account”) but only until such time as the BofA Letter of Credit has terminated or expired pursuant to its terms, (B) deposits or escrowed amounts in respect of Liens permitted pursuant to subsection (n) of the definition of Permitted Liens and (C) to the extent constituting an asset of Borrower, deposits or escrowed amounts of up to $3,500,000 in the Wilmington Trust account in respect of the Repligen Indemnification Claim (the accounts described in clauses (i), (ii), (iii) ~~and~~, (iv) and (v) are the “Excluded Accounts”).

5.10Protection of Intellectual Property Rights.

(a)(i) Use commercially reasonable efforts to ~~(i)~~ protect, defend and maintain the validity and enforceability of Borrower’s and each Subsidiary’s Intellectual Property, except to the extent that such failure to do so would not reasonably be expected to have a material adverse effect on Borrower’s business or operations; (ii) promptly advise Bank in writing of infringements or any other event that could reasonably be expected to materially and adversely affect the value Borrower’s and each Subsidiary’s Intellectual Property material to Borrower’s busines;

and (iii) not allow any Intellectual Property material to Borrower’s or any Subsidiary’s business to be abandoned, forfeited or dedicated to the public without Bank’s written consent.

(b)Provide written notice to Bank within thirty (30) days of entering or becoming bound by any Restricted License (other than over-the-counter software that is commercially available to the public).  Borrower shall take such steps as Bank reasonably requests to obtain the consent of, or waiver by, any person whose consent or waiver is necessary for (i) any such Restricted License to be deemed “Collateral” and for Bank to have a security interest in it that might otherwise be restricted or prohibited by law or by the terms of any such Restricted License, whether now existing or entered into in the future, and (ii) Bank to have the ability in the event of a liquidation of any Collateral to dispose of such Collateral in accordance with Bank’s rights and remedies under this Agreement and the other Loan Documents.

5.11Litigation Cooperation.  From the date hereof and continuing through the termination of this Agreement, make available to Bank, without expense to Bank and upon at least one (1) Business Day’s notice (provided no notice is required if an Event of Default has occurred and is continuing), Borrower and its officers, employees and agents and Borrower’s books and records, to the extent that Bank may deem them reasonably necessary to prosecute or defend any third-party suit or proceeding instituted by or against Bank with respect to any Collateral or relating to Borrower.

5.12Online Banking.

~~(a)~~Utilize Bank’s online banking platform for all matters requested by Bank which shall include, without limitation (and without request by Bank for the following matters), uploading information pertaining to Accounts and Account Debtors, requesting approval for exceptions, requesting Credit Extensions, and uploading financial statements and other reports required to be delivered by this Agreement (including, without limitation, those described in Section 5.3 of this Agreement).

~~(b)Comply with the terms of Bank’s Online Banking Agreement as in effect from time to time and ensure that all persons utilizing Bank’s online banking platform are duly authorized to do so by an Administrator.  Bank shall be entitled to assume the authenticity, accuracy and completeness of any information, instruction or request for a Credit Extension submitted via Bank’s online banking platform and to further assume that any submissions or requests made via Bank’s online banking platform have been duly authorized by an Administrator.~~

5.13Formation or Acquisition of Subsidiaries.  Notwithstanding and without limiting the negative covenants contained in Sections 6.3 and 6.7 hereof, at the time that Borrower or any Guarantor forms any Domestic Subsidiary or Material Foreign Subsidiary or acquires any Domestic Subsidiary or Material Foreign Subsidiary or any Foreign Subsidiary ~~(including 908 China and 908 Germany)~~ qualifies as a Material Foreign Subsidiary, in each case, after the Effective Date (including, without limitation, pursuant to a Division), Borrower and such Guarantor shall (a) cause such Subsidiary to provide to Bank a joinder to this Agreement to become a co-borrower hereunder or a guaranty to become a Guarantor hereunder (as determined by Bank in its sole discretion), together with documentation, all in form and substance reasonably satisfactory to Bank (including being sufficient to grant Bank a first priority Lien (subject to Permitted Liens) in and to the assets (except for Excluded Property) of such newly formed or acquired Subsidiary), (b) provide to Bank appropriate certificates and powers and financing statements, pledging all of the direct or beneficial ownership interest in such Subsidiary, in form and substance reasonably satisfactory to Bank; and (c) provide to Bank all other documentation in form and substance satisfactory to Bank, including one or more opinions of counsel reasonably satisfactory to Bank, which in its reasonable opinion is appropriate with respect to the execution and delivery of the applicable documentation referred to above.  Any document, agreement, or instrument executed or issued pursuant to this Section 5.16 shall be a Loan Document.

5.14Inventory; Returns.  Keep all Inventory in good and marketable condition, free from material defects.  Returns and allowances between Borrower and its Account Debtors shall follow Borrower’s customary practices as they exist at the Effective Date.  Borrower shall promptly notify Bank of all returns, recoveries, disputes and claims that involve more than ~~Five Hundred Thousand~~One Million Dollars ($~~500,000~~1,000,000).

5.15Further Assurances.  Execute any further instruments and take such further action as Bank reasonably requests to ~~perfect, protect, ensure~~ effect the purposes of this Agreement, including, but not limited to, perfecting, protecting and/or ensuring the priority of or continue Bank’s Lien on the Collateral ~~or to effect the purposes of this Agreement~~.

5.16Sanctions.  (a) Not, and not permit any of its Subsidiaries to, engage in any of the activities described in Section 4.11 in the future; (b) not, and not permit any of its Subsidiaries to, become a Sanctioned Person; (c) ensure that the proceeds of the Obligations are not used to violate any Sanctions; and (d) deliver to Bank any certification or other evidence requested from time to time by Bank in its sole discretion, confirming each such Person’s compliance with this Section 5.16.  In addition, have implemented, and will consistently apply while this Agreement is in effect, procedures to ensure that the representations and warranties in Section 4.11 remain true and correct while this Agreement is in effect.

5.17Financial Covenant.  Immediately prior to the making of each Advance, and at all times while any Advances are outstanding (each such period, the “Covenant Testing Period”), Borrower shall maintain an Adjusted Quick Ratio of at least 1.75 to 1.00, which shall be certified to Bank as of the last day of each month during a Covenant Testing Period.

~~5.17 Cash Collateralization Trigger.  Upon the occurrence of the Cash Trigger Level,  Borrower hereby authorizes and directs Bank to immediately transfer to a blocked account to be established by and held at Bank (the “Pledged Account”) (from any one or a combination of Borrower’s accounts at Bank) an aggregate amount of cash equal to the aggregate amount of the Obligations (including, for the avoidance of doubt, the portion of the Advances) outstanding at such time in order to cash collateralize all such Obligations (a “Cash Collateralization”).  It is understood and agreed by Borrower that the occurrence of the Cash Trigger Level shall constitute an immediate Cash Collateralization of the Obligations, irrespective of any delay by Bank in effecting such transfer.~~

~~5.18 Post-Closing Obligations.~~

~~(a) On or prior to the date that is thirty (30) days after the Effective Date, evidence satisfactory to Bank that the insurance policies and endorsements required by Section 5.8 hereof are in full force and effect, together with appropriate evidence showing lender loss payable and additional insured clauses or endorsements in favor of Bank.~~

~~(b) On or prior to the date that is thirty (30) days after the Effective Date, Borrower shall deliver to Bank duly executed landlord’s consent in favor of Bank by the respective landlord thereof, for each of Borrower’s leased locations at (i) 645 Summer Street, Suite 201, Boston MA, 02210 and (ii) 610 Jones Ferry Road, Carroboro, NC 27150.~~

6.NEGATIVE COVENANTS

Borrower shall not do any of the following without Bank’s prior written consent:

6.1Dispositions.  Convey, sell, lease, transfer, assign, or otherwise dispose of (including, without limitation, pursuant to a Division) (collectively, “Transfer”), or permit any of its Subsidiaries to Transfer, all or any part of its business or property, except for Transfers (a) of Inventory in the ordinary course of business; (b) of worn-out, surplus or obsolete Equipment that is, in the reasonable judgment of Borrower, no longer economically practicable to maintain or useful in the ordinary course of business of Borrower; (c) consisting of Permitted Liens and Permitted Investments; (d) consisting of the sale or issuance of any stock, partnership, membership, or other ownership interest or other equity securities of Borrower permitted under Section 6.2 of this Agreement; (e) consisting of Borrower’s or its Subsidiaries’ use or transfer of money or Cash Equivalents in a manner that is not prohibited by the terms of this Agreement or the other Loan Documents; (f) of (x) the exclusive license to Repligen under the UNC Intellectual Property Sublicense Agreement and (y) non-exclusive licenses for the use of the property of Borrower or its Subsidiaries in the ordinary course of business and licenses for the use of the property of Borrower or its Subsidiaries in the ordinary course of business that could not result in a legal transfer of title of the licensed property but that may be exclusive in respects other than territory and that may be exclusive as to territory only as to discrete geographical areas outside of the United States and (g) of assets (other than Transfers of Accounts) not otherwise permitted under this section 6.1 with a value not to exceed Three Hundred Thousand Dollars ($300,000) in the aggregate in any fiscal year.

6.2Changes in Business, Management, Control, or Business Locations.  (a) Engage in or permit any of its Subsidiaries to engage in any business other than the businesses currently engaged in by Borrower and such Subsidiary, as applicable, or reasonably related, ancillary or incidental thereto; (b) liquidate or dissolve or permit any of its Subsidiaries to liquidate or dissolve unless all assets of such Subsidiary is transferred to Borrower prior to such liquidation or dissolution; (c) fail to provide notice to Bank of any Key Person departing from or ceasing to be employed by Borrower within five (5) Business Days after such Key Person’s departure from Borrower; (d) permit, allow or suffer to occur any Change in Control; or (e) without at least thirty (30) days prior written notice to Bank, (i) add any new offices or business locations, including warehouses (unless each such new office or business location contains less than Five Hundred Thousand Dollars ($500,000) in Borrower’s assets or property) or deliver any portion of the Collateral valued, individually or in the aggregate, in excess of Five Hundred Thousand Dollars ($500,000) to a bailee at a location other than to a bailee and at a location already disclosed in the Perfection Certificate, (ii) change its jurisdiction of organization, (iii) change its organizational structure or type, (iv) change its legal name, or (v) change any organizational number (if any) assigned by its jurisdiction of organization.  If Borrower intends to add any new offices or business locations, including warehouses, containing in excess of Five Hundred Thousand Dollars ($500,000) of Borrower’s assets or property, then Borrower will use commercially reasonable efforts to cause the landlord of any such new offices or business locations, including warehouses, to execute and deliver a landlord consent in form and substance reasonably satisfactory to Bank.  If Borrower intends to deliver any portion of the Collateral valued, individually or in the aggregate, in excess of Five Hundred Thousand Dollars ($500,000) to a bailee, and Bank and such bailee are not already parties to a bailee agreement governing both the Collateral and the location to which Borrower intends to deliver the Collateral, then Borrower will use commercially reasonable efforts to cause such bailee to execute and deliver a bailee agreement in form and substance reasonably satisfactory to Bank.

6.3Mergers or Acquisitions.  Merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with any other Person, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the stock, partnership, membership, or other ownership interest or other equity securities or property of another Person (including, without limitation, by the formation of any Subsidiary or pursuant to a Division) except for Permitted Acquisitions.  A Subsidiary may merge or consolidate into another Subsidiary or into Borrower.

6.4Indebtedness.  Create, incur, assume, or be liable for any Indebtedness, or permit any Subsidiary to do so, other than Permitted Indebtedness.

6.5Encumbrance.  Create, incur, allow, or suffer to exist any Lien on any of its property, or assign or convey any right to receive income, including the sale of any Accounts, or permit any of its Subsidiaries to do so, except, in each case, for Permitted Liens, permit any Collateral not to be subject to the first priority security interest (except for Permitted Liens that have priority over Bank’s Lien as a matter of law) granted herein, or enter into any agreement, document, instrument or other arrangement (except with or in favor of Bank) with any Person which directly or indirectly prohibits or has the effect of prohibiting Borrower or any Subsidiary from assigning, mortgaging, pledging, granting a security interest in or upon, or encumbering any of Borrower’s or any Subsidiary’s Intellectual Property, except as is otherwise permitted in Section 6.1 hereof and the definition of “Permitted Liens” herein and customary restrictions on assignment, transfer and encumbrance in license agreements under which Borrower is the licensee.

6.6Maintenance of Collateral Accounts.  Maintain any Collateral Account except pursuant to the terms of Section ~~5.9(c)~~5.9.

6.7Distributions; Investments.  (a) Pay any dividends or make any distribution or payment or redeem, retire or purchase any stock, partnership, membership, or other ownership interest or other equity securities, provided that (i) Borrower may convert any of its convertible securities into other securities pursuant to the terms of such convertible securities or otherwise in exchange thereof and make cash payments in lieu of fractional shares in connection with any such conversions, (ii) Borrower may pay dividends solely in common stock~~; and~~, (iii) Borrower may repurchase the stock, partnership, membership, or other ownership interest or other equity securities of current or former employees, directors, or consultants pursuant to stock repurchase agreements, employee stock option agreements, restricted stock agreements, equity incentive plans or similar agreements so long as an Event of Default does not exist at the time of such repurchase and would not exist after giving effect to such repurchase, provided that the aggregate amount of all such repurchases does not exceed One Hundred Thousand Dollars ($100,000) in any twelve (12) month period, and (iv) purchase of capital stock in connection with the exercise of stock options, warrants or other equity awards by way of cashless exercise or in connection with the satisfaction of withholding tax obligations; or (b) directly or indirectly make any Investment (including, without limitation, by the formation of any Subsidiary) other than Permitted Investments, or permit any of its Subsidiaries to do so.  Notwithstanding the foregoing, Subsidiaries of Borrower shall be permitted to pay dividends to Borrower or make distributions to Borrower.

6.8Transactions with Affiliates.  Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of Borrower, except for (a) transactions that are in the ordinary course of Borrower’s business, upon fair and reasonable terms that are no less favorable to Borrower than would be obtained in an arm’s length transaction with a non-affiliated Person, (b) equity and bridge financings with Borrower’s existing investors, provided that any such equity financing is not prohibited by Section 6.2 and any such bridge financing shall constitute Subordinated Debt, (c) reasonable and customary compensation and other benefits arrangements (including retirement, health, stock option, and other benefit plans and indemnification arrangements approved by the relevant board of directors, board of managers or equivalent corporate body)  with Borrower’s and its Subsidiaries employees, officers, directors and managers approved by Borrower’s or such Subsidiary’s Board of Directors, and (d) transactions permitted pursuant to Section 6.7.

6.9Subordinated Debt.  Except as expressly permitted under the terms of the subordination, intercreditor, or other similar agreement to which any Subordinated Debt is subject: (a) make or permit any payment on such Subordinated Debt; or (b) amend any provision in any document relating to such Subordinated Debt which would increase the amount thereof, provide for earlier or greater principal, interest, or other payments thereon, or adversely affect the subordination thereof to Obligations owed to Bank.

6.10Compliance.  (a) Become an “investment company” or a company controlled by an “investment company”, under the Investment Company Act of 1940, as amended, or undertake as one of its important activities extending credit to purchase or carry margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System), or use the proceeds of any Credit Extension for that purpose; (b)(i) fail to meet the minimum funding requirements of ERISA, (ii) permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur, (iii) fail to comply with the Federal Fair Labor Standards Act or (iv) violate any other applicable law or regulation, if the foregoing subclauses (i) through (iv), individually or in the aggregate, could reasonably be expected to have a material adverse effect on Borrower’s business or operations, or permit any of its Subsidiaries to do so; or (c) withdraw or permit any Subsidiary to withdraw from participation in, permit partial or complete termination of, or permit the occurrence of any other event with respect to, any present pension, profit sharing and deferred compensation plan which could reasonably be expected to result in any liability of Borrower, including any liability to the Pension Benefit Guaranty Corporation or its successors or any other Governmental Authority.

7.EVENTS OF DEFAULT

Any one of the following shall constitute an event of default (an “Event of Default”) under this Agreement:

7.1Payment Default.  Borrower fails to (a) make any payment of principal or interest on any Credit Extension on its due date, or (b) pay any other Obligations within three (3) Business Days after such Obligations are due and payable (which three (3) Business Day cure period shall not apply to payments due on the Revolving Line Maturity Date).  During the cure period, the failure to make or pay any payment specified under clause (b) hereunder is not an Event of Default (but no Credit Extension will be made during the cure period);

7.2Covenant Default.

(a)Borrower fails or neglects to perform any obligation in Section 5 (other than Sections 5.2 (Government Compliance), 5.11 (Litigation Cooperation), 5.14 (Inventory; Returns) and 5.15 (Further Assurances)) or violates any covenant in Section 6; or

(b)Borrower fails or neglects to perform, keep, or observe any other term, provision, condition, covenant or agreement contained in this Agreement or any Loan Documents, and as to any default (other than those specified in this Section 7) under such other term, provision, condition, covenant or agreement that can be cured, has failed to cure the default within ten (10) days after the occurrence thereof; provided, however, that if the default cannot by its nature be cured within the ten (10) day period or cannot after diligent attempts by Borrower be cured within such ten (10) day period, and such default is likely to be cured within a reasonable time, then Borrower shall have an additional period (which shall not in any case exceed thirty (30) days) to attempt to cure such default, and within such reasonable time period the failure to cure the default shall not be deemed an Event of Default (but no Credit Extensions shall be made during such cure period).  Cure periods provided under this section shall not apply, among other things, to financial covenants or any other covenants that are required to be satisfied, completed or tested by a date certain or any covenants set forth in clause (a) above;

7.3Material Adverse Change.  A Material Adverse Change occurs;

7.4Attachment; Levy; Restraint on Business.

(a)(i) The service of process seeking to attach, by trustee or similar process, any funds of Borrower or any Subsidiary in excess of Two Hundred Fifty Thousand Dollars ($250,000), or (ii) a notice of lien or levy is filed against any of Borrower’s or any of its Subsidiaries’ assets by any Governmental Authority with a value in excess of Two Hundred Fifty Thousand Dollars ($250,000), and the same under subclauses (i) and (ii) hereof are not, within ten (10) days after the occurrence thereof, discharged or stayed (whether through the posting of a bond or otherwise); provided, however, no Credit Extensions shall be made during any ten (10) day cure period; or

(b)(i) any material portion of Borrower’s or any of its Subsidiaries’ assets is attached, seized, levied on, or comes into possession of a trustee or receiver, or (ii) any court order enjoins, restrains, or prevents Borrower or any of its Subsidiaries from conducting all or any material part of its business;

7.5Insolvency.  (a) Borrower and its Subsidiaries taken together on a consolidated basis, are unable to pay their debts (including trade debts) as they become due or Borrower and its Subsidiaries, taken together on a consolidated basis, otherwise become insolvent; (b) Borrower or any of its Subsidiaries begins an Insolvency Proceeding; or (c) an Insolvency Proceeding is begun against Borrower or any of its Subsidiaries and is not dismissed or stayed within thirty (30) days (but no Credit Extensions shall be made while any of the conditions described in clause (a) exist or until any Insolvency Proceeding is dismissed);

7.6Other Agreements.  There is, under any agreement to which Borrower, any of Borrower’s Subsidiaries, or any Guarantor is a party with a third party or parties, (a) any default resulting in a right by such third party or parties, whether or not exercised, to accelerate the maturity of any Indebtedness in an amount individually or in the aggregate in excess of Five Hundred Thousand Dollars ($500,000); or (b) any breach or default by Borrower, any of Borrower’s Subsidiaries, or Guarantor, the result of which could have a material adverse effect on Borrower’s, any of Borrower’s Subsidiaries, or any Guarantor’s business or operations;

7.7Judgments; Penalties.  One or more fines, penalties or final judgments, orders or decrees for the payment of money in an amount, individually or in the aggregate, or litigation or other dispute resolution settlement payments by Borrower or any of its Subsidiaries of at least ~~Two~~Five Hundred ~~Fifty~~ Thousand Dollars ($~~250,000~~500,000) (not covered by independent third-party insurance as to which liability has been accepted by such insurance carrier) shall be rendered against Borrower or any of its Subsidiaries by any Governmental Authority, and the same are not, within ten (10) days after the acceptance, entry, assessment or issuance thereof, discharged, ~~satisfied or paid~~ or after execution thereof, ~~or~~ stayed ~~or bonded~~ pending appeal, or such judgments are not discharged prior to the ~~satisfaction, payment,~~ expiration of any such stay (provided that no Credit Extensions will be made prior to the discharge, or stay, ~~or bonding,~~ of such fine, penalty, judgment, order or decree);

7.8Misrepresentations.  Borrower or any of its Subsidiaries or any Person acting for Borrower or any of its Subsidiaries makes any representation, warranty, or other statement now or later in this Agreement, any Loan Document or in any writing delivered to Bank in connection with this Agreement or any Loan Document or to induce Bank to enter this Agreement or any Loan Document, and such representation, warranty, or other statement, when take as a whole, is incorrect in any material respect when made (it being agreed and acknowledged by Bank that the projections and forecasts provided by Borrower or any of its Subsidiaries in good faith and based upon reasonable assumptions are not viewed as facts and that actual results during the period or periods covered by such projections and forecasts may differ from the projected or forecasted results);

7.9Subordinated Debt.  If: (a) any document, instrument, or agreement evidencing any Subordinated Debt shall for any reason be revoked or invalidated or otherwise cease to be in full force and effect, or any Person (other than Bank) shall be in breach thereof or contest in any manner the validity or enforceability thereof or deny that it has any further liability or obligation thereunder; (b) a default or event of default (however defined) has occurred under any document, instrument, or agreement evidencing any Subordinated Debt, which default shall not have been cured or waived within any applicable grace period; or (c) the Obligations shall for any reason be subordinated or shall not have the priority contemplated by this Agreement or any applicable subordination or intercreditor agreement;

7.10Lien Priority.  There is a material impairment in the perfection or priority of Bank’s security interest in the Collateral;

7.11Guaranty.  (a) Any guaranty of any Obligations terminates or ceases for any reason to be in full force and effect; (b) any Guarantor does not perform any obligation or covenant under any guaranty of the Obligations; (c) any circumstance described in Sections 7.3, 7.4, 7.5, 7.6, 7.7, or 7.8 of this Agreement occurs with respect to any Guarantor, (d) the death, liquidation, winding up, or termination of existence of any Guarantor; or (e)(i) a material impairment in the perfection or priority of Bank’s Lien in the collateral provided by Guarantor or in the value of such collateral or (ii) a material adverse change in the general affairs, management, results of operation, condition (financial or otherwise) or the prospect of repayment of the Obligations occurs with respect to any Guarantor; or

7.12Governmental Approvals.  Any Governmental Approval shall have been (a) revoked, rescinded, suspended, modified in an adverse manner or not renewed in the ordinary course for a full term or (b) subject to any decision by a Governmental Authority that designates a hearing with respect to any applications for renewal of any of such Governmental Approval or that could result in the Governmental Authority taking any of the actions described in clause (a) above, and such decision or such revocation, rescission, suspension, modification or non-renewal (i) causes, or could reasonably be expected to cause, a Material Adverse Change, or (ii) adversely affects the legal qualifications of Borrower or any of its Subsidiaries to hold such Governmental Approval in any applicable jurisdiction and such revocation, rescission, suspension, modification or non-renewal could reasonably be expected to materially and adversely affect the status of or legal qualifications of Borrower or any of its Subsidiaries to hold any Governmental Approval in any other jurisdiction.

8.BANK’S RIGHTS AND REMEDIES

8.1Rights and Remedies.  Upon the occurrence and during the continuance of an Event of Default, Bank may, without notice or demand, do any or all of the following, to the extent not prohibited by ~~applicable law~~Applicable Law:

(a)declare all Obligations immediately due and payable (but if an Event of Default described in Section 7.5 occurs all Obligations are immediately due and payable without any action by Bank);

(b)stop advancing money or extending credit for Borrower’s benefit under this Agreement or under any other agreement between Borrower and Bank;

(c)demand that Borrower (i) deposit cash with Bank in an amount equal to at least (A) one hundred five percent (105.0%) of the aggregate face amount of any Letters of Credit denominated in Dollars remaining undrawn, and (B) one ten hundred percent (110.0%) of the Dollar Equivalent of the aggregate face amount of any Letters of Credit denominated in a Foreign Currency remaining undrawn (plus, in each case, all interest, fees, and costs due or estimated by Bank to become due in connection therewith), to secure all of the Obligations relating to such Letters of Credit, as collateral security for the repayment of any future drawings under such Letters of Credit, and Borrower shall forthwith deposit and pay such amounts, and (ii) pay in advance all letter of credit fees scheduled to be paid or payable over the remaining term of any Letters of Credit;

(d)terminate any FX Contracts (it being understood and agreed that (i) Bank is not obligated to deliver the currency which Borrower has contracted to receive under any FX Contract, and Bank may cover its exposure for any FX Contracts by purchasing or selling currency in the interbank market as Bank deems appropriate; (ii) Borrower shall be liable for all losses, damages, costs, margin obligations and expenses incurred by Bank arising from Borrower’s failure to satisfy its obligations under any FX Contract or the execution of any FX Contract; and (iii) Bank shall not be liable to Borrower for any gain in value of a FX Contract that Bank may obtain in covering Borrower’s breach);

(e)verify the amount of, demand payment of and performance under, and collect any Accounts and General Intangibles, settle or adjust disputes and claims directly with Account Debtors for amounts on terms and in any order that Bank considers advisable, and notify any Person owing Borrower money of Bank’s security interest in such funds.  Borrower shall collect all payments in trust for Bank and, if requested by Bank, immediately deliver the payments to Bank in the form received from the Account Debtor, with proper endorsements for deposit;

(f)make any payments and do any acts it considers necessary or reasonable to protect the Collateral and/or its security interest in the Collateral.  Borrower shall assemble the Collateral if Bank requests and make it available as Bank designates at a location reasonably convenient to Bank and Borrower.  Bank may peaceably enter premises where the Collateral is located, take and maintain possession of any part of the Collateral, and pay, purchase, contest, or compromise any Lien which appears to be prior or superior to its security interest and pay all expenses incurred. Borrower grants Bank a license to enter and occupy any of its premises, without charge by Borrower, to exercise any of Bank’s rights or remedies;

(g)apply to the outstanding Obligations then due any (i) balances and deposits of Borrower (other than Excluded Accounts) it holds, or (ii) amount held by Bank owing to or for the credit or the account of Borrower;

(h)ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell the Collateral.  For use solely upon the occurrence and during the continuation of an Event of Default, Bank is hereby granted a non-exclusive, royalty-free license or other right to use, without charge, Borrower’s labels, Patents, Copyrights, mask works, rights of use of any name, trade secrets, trade names, Trademarks, and advertising matter, or any similar property as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Bank’s exercise of its rights under this Section 8.1, Borrower’s rights under all licenses and all franchise agreements inure to Bank’s benefit;

(i)place a “hold” on any account (other than any Excluded Account) maintained with Bank and/or deliver a notice of exclusive control, any entitlement order, or other directions or instructions pursuant to any Control Agreement or similar agreements providing control of any Collateral;

(j)demand and receive possession of Borrower’s Books; and

(k)exercise all rights and remedies available to Bank under the Loan Documents or at law or equity, including all remedies provided under the Code or any Applicable Law (including disposal of the Collateral pursuant to the terms thereof).

8.2Power of Attorney.  Borrower hereby irrevocably appoints Bank as its true and lawful attorney-in-fact, (a) exercisable upon the occurrence and during the continuance of an Event of Default, to: (i) endorse Borrower’s name on any checks, payment instruments, or other forms of payment or security; (ii) sign Borrower’s name on any invoice or bill of lading for any Account or drafts against Account Debtors; (iii) demand, collect, sue, and give releases to any Account Debtor for monies due, settle and adjust disputes and claims about the Accounts directly with Account Debtors, and compromise, prosecute, or defend any action, claim, case, or proceeding about any Collateral (including filing a claim or voting a claim in any bankruptcy case in Bank’s or Borrower’s name, as Bank chooses); (iv) make, settle, and adjust all claims under Borrower’s insurance policies; (v) pay, contest or settle any Lien, charge, encumbrance, security interest, or other claim in or to the Collateral, or any judgment based thereon, or otherwise take any action to terminate or discharge the same; and (vi) transfer the Collateral into the name of Bank or a third party as the Code permits; and (b) regardless of whether an Event of Default has occurred, to sign Borrower’s name on any documents necessary to perfect or continue the perfection of Bank’s security interest in the Collateral.  Bank’s foregoing appointment as Borrower’s attorney in fact, and all of Bank’s rights and powers, coupled with an interest, are irrevocable until such time as all Obligations (other than inchoate indemnity or reimbursement obligations) have been satisfied in full, Bank is under no further obligation to make Credit Extensions and the Loan Documents have been terminated. Except as a result of its gross negligence or willful misconduct, Bank shall not incur any liability in connection with or arising from the exercise of such power of attorney and shall have no obligation to exercise any of the foregoing rights and remedies.

8.3Protective Payments.  If Borrower fails to timely obtain the insurance called for by Section 5.8 or fails to pay any premium thereon or fails to timely pay any other amount which Borrower is obligated to pay under this Agreement or any other Loan Document or which may be required to preserve the Collateral, Bank may obtain such insurance or make such payment, and all amounts so paid by Bank are Bank Expenses and immediately due and payable, bearing interest at the then highest rate applicable to the Obligations, and secured by the Collateral.  Bank will make reasonable efforts to provide Borrower with notice of Bank obtaining such insurance at the time it is obtained or within a reasonable time thereafter.  No payments by Bank are deemed an agreement to make similar payments in the future or Bank’s waiver of any Event of Default.

8.4Application of Payments and Proceeds.  Bank may apply any funds in its possession, whether from Borrower account balances, payments, proceeds realized as the result of any collection of Accounts or other disposition of the Collateral, or otherwise, to the Obligations in such order as Bank shall determine in its sole discretion.  Any surplus shall be paid to Borrower or other Persons legally entitled thereto; Borrower shall remain liable to Bank for any deficiency.  If Bank, in its commercially reasonable discretion, directly or indirectly, enters into a deferred payment or other credit transaction with any purchaser at any sale of Collateral, Bank shall have the option, exercisable at any time, of either reducing the Obligations by the principal amount of the purchase price or deferring the reduction of the Obligations until the actual receipt by Bank of cash therefor.

8.5Bank’s Liability for Collateral.  Bank’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession or under its control, under Section 9-207 of the Code or otherwise, shall be to deal with it in the same manner as Bank deals with its own property consisting of similar instruments or interests.  Borrower bears all risk of loss, damage or destruction of the Collateral.

8.6No Waiver; Remedies Cumulative.  Bank’s failure, at any time or times, to require strict performance by Borrower of any provision of this Agreement or any other Loan Document shall not waive, affect, or diminish any right of Bank thereafter to demand strict performance and compliance herewith or therewith.  No waiver hereunder shall be effective unless signed by the party granting the waiver and then is only effective for the specific instance and purpose for which it is given.  Bank’s rights and remedies under this Agreement and the other Loan Documents are cumulative.  Bank has all rights and remedies provided under the Code, by law, or in equity.  Bank’s exercise of one right or remedy is not an election and shall not preclude Bank from exercising any other remedy under this Agreement or other remedy available at law or in equity, and Bank’s waiver of any Event of Default is not a continuing waiver.  Bank’s delay in exercising any remedy is not a waiver, election, or acquiescence.

8.7Demand Waiver.  Borrower waives demand, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees held by Bank on which Borrower is liable.

9.NOTICES

All notices, consents, requests, approvals, demands, or other communication by any party to this Agreement or any other Loan Document must be in writing and shall be deemed to have been validly served, given, or delivered: (a) upon the earlier of actual receipt and three (3) Business Days after deposit in the U.S. mail, first class, registered or certified mail return receipt requested, with proper postage prepaid; (b) upon transmission, when sent by electronic mail; (c) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid; or (d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address or email address indicated below; provided that, for clause (b), if such notice, consent, request, approval, demand or other communication is not sent during the normal business hours of the recipient, it shall be deemed to have been sent at the opening of business on the next Business Day of the recipient.  Bank or Borrower may change its mailing or electronic mail address by giving the other party written notice thereof in accordance with the terms of this Section 9.

If to Borrower:908 Devices Inc.

~~645 Summer Street~~44 3rd Avenue

~~Boston~~Burlington, MA  ~~02210~~01803

Attn: Joe Griffith, Chief Financial Officer

Email: [***]

with a copy to (which shall not constitute notice):

Attn: Legal Department

Email: [***]

and

~~Goodwin Procter~~Cooley LLP

~~100 Northern Ave.~~

3 Embarcadero Center, 20th Floor

~~Boston, Massachusetts 02210~~San Francisco, CA 94111-4004

Attn: ~~Mark D. Smith~~Maricel Mojares-Moore

Email: [***]

If to Bank:

Silicon Valley Bank, a division of First-Citizens Bank & Trust Company

53 State Street, 28th Floor

Boston MA, 02109

Attn: Karen Sperling

Email: KSperling@svb.com

with a copy to (which shall not constitute notice):

DLA Piper LLP (US)

33 Arch Street, ~~25th~~26th Floor

Boston, MA 02110

Attn: Seth M. Bonneau, Esq.

Email: [***]

10.CHOICE OF LAW, VENUE and JURY TRIAL WAIVER

Except as otherwise expressly provided in any of the Loan Documents, Massachusetts law governs the Loan Documents without regard to principles of conflicts of law that would require the application of the laws of another jurisdiction.  Borrower and Bank each irrevocably and unconditionally submit to the exclusive jurisdiction of the State and Federal courts in Boston, Massachusetts; provided, however, that nothing in this Agreement shall be deemed to operate to preclude Bank from bringing suit or taking other legal action in any other jurisdiction with respect to the Loan Documents or to realize on the Collateral or any other security for the Obligations, or to enforce a judgment or other court order in favor of Bank.  Borrower expressly, irrevocably and unconditionally submits and consents in advance to such jurisdiction in any action or suit commenced in any such court, and Borrower hereby irrevocably and unconditionally waives, to the fullest extent permitted by Applicable Law, any objection that it may have based upon lack of personal jurisdiction, improper venue, or forum non conveniens and hereby irrevocably and unconditionally consents to the granting of such legal or equitable relief as is deemed appropriate by such court.  Borrower hereby waives personal service of the summons, complaints, and other process issued in such action or suit and agrees that service of such summons, complaints, and other process may be made by registered or certified mail addressed to Borrower at the address set forth in, or subsequently provided by Borrower in accordance with, Section 9 of this Agreement and that service so made shall be deemed completed upon the earlier to occur of Borrower’s actual receipt thereof or three (3) days after deposit in the U.S. mails, proper postage prepaid.

TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, BORROWER AND BANK EACH WAIVES ITS RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE LOAN DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR THE PARTIES HERETO TO ENTER INTO THIS AGREEMENT.  EACH PARTY HERETO HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

This Section 10 shall survive the termination of this Agreement and the repayment of all Obligations.

11.GENERAL PROVISIONS

11.1Termination Prior to Maturity Date; Survival. All covenants, representations and warranties made in this Agreement shall continue in full force until this Agreement has terminated pursuant to its terms and all Obligations (other than inchoate indemnity or reimbursement obligations, or other obligations which, by their terms, are to survive the termination of this Agreement) have been satisfied.  So long as Borrower has satisfied the Obligations (other than inchoate indemnity and reimbursement obligations, and any other obligations which, by their terms, are to survive the termination of this Agreement and the repayment of all Obligations, and any Obligations under Bank Services Agreements that are cash collateralized in accordance with Section 3.1 of this Agreement), this Agreement may be terminated prior to the Revolving Line Maturity Date by Borrower, effective three (3) Business Days after written notice of termination is given to Bank.  Those obligations that are expressly specified in this Agreement as surviving this Agreement’s termination and the repayment of all Obligations shall continue to survive notwithstanding this Agreement’s termination and the repayment of all Obligations.

11.2Successors and Assigns.  This Agreement binds and is for the benefit of the successors and permitted assigns of each party.  Borrower may not assign or transfer this Agreement or any rights or obligations under it without Bank’s prior written consent (which may be granted or withheld in Bank’s sole discretion) and any other attempted assignment or transfer by Borrower shall be null and void.  Bank has the right, without the consent of or notice to Borrower, to sell, transfer, assign, negotiate, or grant participation in all or any part of, or any interest in, Bank’s obligations, rights, and benefits under this Agreement and the other Loan Documents. Notwithstanding the foregoing, so long as no Event of Default shall have occurred and is continuing, Bank shall not assign its interest in the Loan Documents to any Person who in the reasonable estimation of Bank is (a) a direct competitor of Borrower, whether as an operating company or direct or indirect parent with voting control over such operating company or (b) a vulture fund or distressed debt fund.

11.3Indemnification; Damage Waiver, etc.

(a)General Indemnification.  Borrower shall indemnify, defend and hold Bank and its Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of Bank and its Affiliates (each, an “Indemnified Person”) harmless against: all losses, claims, damages, liabilities and related reasonable and documented out-of-pocket expenses (including Bank Expenses and the reasonable and documented out-of-pocket fees, charges and disbursements of any counsel for any Indemnified Person)  (collectively, “Claims”) arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Credit Extension or the use or proposed use of the proceeds therefrom, (iii) any actual or alleged presence or release of hazardous materials on or from any property owned or operated by Borrower or any of its Subsidiaries, or any environmental liability related in any way to Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by Borrower, Borrower’s equity holders, affiliates, creditors or any other person, and regardless of whether any Indemnified Person is a party thereto; provided that such indemnity shall not, as to any Indemnified Person, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnified Person.  All amounts due under this Section 11.3 shall be payable promptly after demand therefor.  This Section 11.3(a) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

(b)Waiver of Consequential Damages, Etc.  To the fullest extent permitted by Applicable Law, Borrower shall not assert, and hereby waives, any claim against ~~any Indemnified~~Bank and its Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of Bank and its Affiliates (each, a “Protected Person”), on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) or any loss of profits arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Credit Extension, or the use of the proceeds thereof.  No ~~Indemnified~~Protected Person shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

This Section 11.3 shall survive the termination of this Agreement and the repayment of all Obligations until all statutes of limitation with respect to the Claims, losses, and expenses for which indemnity is given shall have run.

11.4Time of Essence.  Time is of the essence for the performance of all Obligations in this Agreement.

11.5Severability of Provisions.  Each provision of this Agreement is severable from every other provision in determining the enforceability of any provision.

11.6Amendments in Writing; Waiver; Integration.  No purported amendment or modification of this Agreement or any other Loan Document, or waiver, discharge or termination of any obligation under this Agreement or any other Loan Document, shall be effective unless, and only to the extent, expressly set forth in a writing signed by each party hereto; provided that a Loan Document may otherwise be amended in accordance with its terms.  Without limiting the generality of the foregoing, no oral promise or statement, nor any action, inaction, delay, failure to require performance or course of conduct shall operate as, or evidence, an amendment, supplement or waiver or have any other effect on any Loan Document.  Any waiver granted shall be limited to the specific circumstance expressly described in it, and shall not apply to any subsequent or other circumstance, whether similar or dissimilar, or give rise to, or evidence, any obligation or commitment to grant any further waiver.  The Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements.  All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of the Loan Documents merge into the Loan Documents.

11.7Counterparts.  This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, is an original, and all taken together, constitute one Agreement.  Delivery of an executed signature page of this Agreement by electronic mail transmission shall be effective as delivery of a manually executed counterpart hereof.

11.8Confidentiality.  Bank agrees to maintain the confidentiality of Information (as defined below), except that Information may be disclosed (a) to Bank’s Subsidiaries and Affiliates and their respective employees, directors, agents, attorneys, accountants and other professional advisors (collectively, “Representatives” and, together with Bank, collectively, “Bank Entities”); (b) to prospective transferees, assignees, credit providers or purchasers of Bank’s interests under or in connection with this Agreement and their Representatives (provided, however, any such prospective transferee’s, assignee’s, credit provider’s, purchaser’s or their Representatives’ shall have entered into an agreement containing provisions substantially the same as those in this Section 11.8); (c) as required by law, regulation, subpoena, or other order; (d) to Bank’s regulators or as otherwise required in connection with Bank’s examination or audit; (e) in connection with the exercise of remedies under the Loan Documents or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder; and (f) to third-party service providers of Bank so long as such service providers have executed a confidentiality agreement with Bank with terms no less restrictive than those contained herein.  “Information” means all information received from Borrower regarding Borrower or its business, in each case other than information that is either: (i) in the public domain or in Bank’s possession when disclosed to Bank, or becomes part of the public domain (other than as a result of its disclosure by Bank in violation of this Agreement) after disclosure to Bank; or (ii) disclosed to Bank by a third party, if Bank does not know that the third party is prohibited from disclosing the information.

11.9Electronic Execution of Documents.  The words “execution,” “signed,” “signature” and words of like import in any Loan Document shall be deemed to include electronic signatures, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity and enforceability as a manually executed signature or the use of a paper-based recordkeeping systems, as the case may be, to the extent and as provided for in any Applicable Law, including, without limitation, any state law based on the Uniform Electronic Transactions Act.

11.10Right of Setoff.   Borrower hereby grants to Bank a Lien and a right of setoff as security for all Obligations to Bank, whether now existing or hereafter arising upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of Bank or any entity under the control of Bank (including a subsidiary of Bank) or in transit to any of them, and other obligations owing to Bank or any such entity.  At any time after the occurrence and during the continuance of an Event of Default, without demand or notice, Bank may setoff the same or any part thereof and apply the same to any Obligation of Borrower then due and regardless of the adequacy of any other collateral securing the Obligations.  ANY AND ALL RIGHTS TO REQUIRE BANK TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE OBLIGATIONS, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF BORROWER, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

11.11Captions and Section References.  The headings used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.  Unless indicated otherwise, section references herein are to sections of this Agreement.

11.12Construction of Agreement.  The parties hereto mutually acknowledge that they and their attorneys have participated in the preparation and negotiation of this Agreement.  In cases of uncertainty this Agreement shall be construed without regard to which of the parties caused the uncertainty to exist.

11.13Relationship.  The relationship of the parties to this Agreement is determined solely by the provisions of this Agreement.  The parties do not intend to create any agency, partnership, joint venture, trust, fiduciary or other relationship with duties or incidents different from those of parties to an arm’s-length contract.

11.14Third Parties.  Nothing in this Agreement, whether express or implied, is intended to: (a) confer any benefits, rights or remedies under or by reason of this Agreement on any Persons other than the express parties to it and their respective permitted successors and assigns; (b) relieve or discharge the obligation or liability of any Person not an express party to this Agreement; or (c) give any Person not an express party to this Agreement any right of subrogation or action against any party to this Agreement.

11.15Anti-Terrorism Law.  Bank hereby notifies Borrower that, pursuant to the requirements of Anti-Terrorism Law, Bank may be required to obtain, verify and record information that identifies Borrower, which information may include the name and address of Borrower and other information that will allow Bank to identify Borrower in accordance with Anti-Terrorism Law. Borrower hereby agrees to take any action necessary to enable Bank to comply with the requirements of Anti-Terrorism Law.

11.16Online Banking Platform.  If Borrower uses Bank’s online banking platform in connection with this Agreement, Borrower agrees to be bound by and comply with the applicable online banking terms and conditions and related online banking documents as in effect from time to time.  The online banking terms and conditions may be provided as hyperlinks or “click-through” agreements on the website, which may be updated from time to time.  Continued use of Bank’s online banking platform shall constitute Borrower’s acceptance of the applicable terms and conditions.  Borrower is solely responsible for any of Borrower’s employees’ or agents’ compliance with the online banking terms and conditions and shall ensure that (a) all persons utilizing Bank’s online banking platform in connection with this Agreement, including the Administrator and other users added by them, have all relevant authority to perform the specified roles and functions on Borrower’s behalf, and (b) any use of Bank’s online banking platform in connection with this Agreement complies with the terms of this Agreement.  Bank shall be entitled to assume the authenticity, accuracy and completeness of any information, instruction or request for a Credit Extension submitted via Bank’s online banking platform and to further assume that any submissions or requests made via Bank’s online banking platform have been duly authorized by an Administrator and are otherwise in accordance with the terms of this Agreement.

12.ACCOUNTING TERMS AND OTHER DEFINITIONS

12.1Accounting and Other Terms.

(a)Accounting terms not defined in this Agreement shall be construed in accordance with GAAP.  Calculations and determinations must be made in accordance with GAAP (except for with respect to unaudited financial statements for the absence of footnotes and subject to year-end audit adjustments), provided that if at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either Borrower or Bank shall so request, Borrower and Bank shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP; provided, further, that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) Borrower shall provide Bank financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

(b)As used in the Loan Documents: (i) the words “shall” or “will” are mandatory, the word “may” is permissive, the word “or” is not exclusive, the words “includes” and “including” are not limiting, the singular includes the plural, and numbers denoting amounts that are set off in brackets are negative; (ii) the term “continuing” in the context of an Event of Default means that the Event of Default has not been remedied (if capable of being remedied) or waived; and (iii) whenever a representation or warranty is made to Borrower’s knowledge or awareness, to the “best of” Borrower’s knowledge, or with a similar qualification, knowledge or awareness means the actual knowledge, after reasonable investigation, of any Responsible Officer.

12.2Definitions.  Capitalized terms not otherwise defined in this Agreement shall have the meanings set forth in this Section 12.2.  All other terms contained in this Agreement, unless otherwise indicated, shall have the meaning provided by the Code to the extent such terms are defined therein.  As used in this Agreement, the following capitalized terms have the following meanings:

~~“908 China” is 908 Devices (Shanghai) Technology Co., Ltd., a company incorporated under the laws of the Republic of China.~~

~~“908 Germany” is 908 Devices GmbH (formerly known as TRACE Analytics GmbH), a company incorporated under the laws of Germany.~~

“908 MSC” is 908 Devices Securities Corporation, a Massachusetts security corporation .

“Account” is, as to any Person, any “account” of such Person as “account” is defined in the Code with such additions to such term as may hereafter be made, and includes, without limitation, all accounts receivable and other sums owing to such Person.

“Account Debtor” is any “account debtor” as defined in the Code with such additions to such term as may hereafter be made.

“Adjusted Quick Ratio” is, as of any date of determination, the ratio of (a) Quick Assets to (b) the sum of (i) Current Liabilities~~.~~ (for the avoidance of doubt, not including any non-cash Contingent Obligations in connection with non-cash earnouts payable solely in equity) minus (ii) the current portion of Deferred Revenue attributable to warranty and service revenue.

“Administrator” is an individual that is named:

(a) as an “Administrator” in the “SVB Online Services” form completed by Borrower with the authority to determine who will be authorized to use SVB Online Services (as defined in Bank’s Online Banking Agreement as in effect from time to time) on behalf of Borrower; and (b) as an Authorized Signer of Borrower in an approval by the Board.

“Advance” or “Advances” means a revolving credit loan (or revolving credit loans) under the Revolving Line.

“Affiliate” is, with respect to any Person, each other Person that owns or controls directly or indirectly the Person, any Person that controls or is controlled by or is under common control with the Person, and each of that Person’s senior executive officers, directors, partners and, for any Person that is a limited liability company, that Person’s managers and members.

“Agreement” is defined in the preamble hereof.

“Anti-Terrorism Law” means any law relating to terrorism or money-laundering, including Executive Order No. 13224 and the USA Patriot Act.

“Applicable Law” means all applicable provisions of constitutions, laws, statutes, ordinances, rules, treaties, regulations, permits, licenses, approvals, interpretations and orders of courts or Governmental Authorities and all orders and decrees of all courts and arbitrators, including the Corporate Transparency Act.

“Authorized Signer” means any individual listed in Borrower’s Borrowing Resolution who is authorized to execute the Loan Documents, including making (and executing if applicable) any Credit Extension request, on behalf of Borrower.

“Availability Amount” is equal to the Revolving Line minus the sum of all outstanding principal amounts of any Advances.

“Bank” is defined in the preamble hereof.

“Bank Entities” is defined in Section 11.8.

“Bank Expenses” are all reasonable, documented and out-of-pocket audit fees~~,~~  and reasonable and documented out-of-pocket costs and expenses (including reasonable, out-of-pocket and documented attorneys’ fees and expenses) for preparing, amending, negotiating, administering, defending and enforcing the Loan Documents (including, without limitation, those incurred in connection with appeals or Insolvency Proceedings) or otherwise incurred with respect to Borrower or any Guarantor.

“Bank Services”  are any products, credit services, and/or financial accommodations previously, now, or hereafter provided to Borrower or any of its Subsidiaries by Bank or any Bank Affiliate, including, without limitation, any letters of credit, cash management services (including, without limitation, merchant services, direct deposit of payroll, business credit cards, and check cashing services), interest rate swap arrangements, and foreign exchange services as any such products or services may be identified in Bank’s various agreements related thereto (each, a “Bank Services Agreement”).

“Bank Services Agreement” is defined in the definition of Bank Services.

“Bill.com Account” is defined in Section 5.9(a).

“Board” is ~~Parent’s~~Borrower’s board of directors or equivalent governing body.

“BofA Cash Collateral Account” is defined in Section 5.9(c).

“BofA Letter of Credit” is the Irrevocable Standby Letter of Credit No. 68204447, dated June 16, 2025, as amended and extended from time to time, in the face amount of $75,000 issued by Bank of America in favor of Lightforce Orthodontics, Inc., as beneficiary.

“Borrower” is set forth ~~on Schedule I hereto~~in the first paragraph of this Agreement.

“Borrower’s Books” are all Borrower’s books and records including ledgers, federal and state tax returns, records regarding Borrower’s assets or liabilities, the Collateral, business operations or financial condition, and all computer programs or storage or any equipment containing such information.

“Borrowing Resolutions” are, with respect to any Person, those resolutions adopted by such Person’s board of directors or equivalent governing body (and, if required under the terms of such Person’s Operating Documents, stockholders or equivalent governing body) and delivered by such Person to Bank approving the Loan Documents to which such Person is a party and the transactions contemplated thereby, together with a certificate executed by its secretary on behalf of such Person certifying (a) such Person has the authority to execute, deliver, and perform its obligations under each of the Loan Documents to which it is a party, (b) that set forth as a part of or attached as an exhibit to such certificate is a true, correct, and complete copy of the resolutions then in full force and effect authorizing and ratifying the execution, delivery, and performance by such Person of the Loan Documents to which it is a party, (c) the name(s) of the Person(s) authorized to execute the Loan Documents, including making (and executing if applicable) any Credit Extension request, on behalf of such Person, together with a sample of the true signature(s) of such Person(s), and (d) that Bank may conclusively rely on such certificate unless and until such Person shall have delivered to Bank a further certificate canceling or amending such prior certificate.

“Business Day” is a day other than a Saturday, Sunday or other day on which commercial banks in the State of California are authorized or required by law to close~~, except that if any determination of a “Business Day” shall relate to an FX Contract, the term “Business Day” shall also mean a FX Business Day~~.

~~“Cash Burn” means, as of any date of determination, the sum of (a) Net Income plus (b) to the extent deducted in calculating Net Income, amortization and depreciation, in each case, measured on an average trailing three (3) month basis and calculated in accordance with GAAP.~~

~~“Cash Collateralization” has the meaning assigned in Section 5.17.~~

“Cash Equivalents” are (a) marketable direct obligations issued or unconditionally guaranteed by the United States or any agency or any State thereof having maturities of not more than one (1) year from the date of acquisition; (b) commercial paper maturing no more than one (1) year after its creation and having the highest rating from either Standard & Poor’s Ratings Group or Moody’s Investors Service, Inc.; (c) Bank’s certificates of deposit issued maturing no more than one (1) year after issue; and (d) money market funds at least ninety-five percent (95.0%) of the assets of which constitute Cash Equivalents of the kinds described in clauses (a) through (c) of this definition.

~~“Cash Trigger Level” means, at any time, where the value of:~~

~~(a)  the amount equal to (i) Liquidity minus (ii) outstanding Advances,~~

~~is less than:~~

~~(b) the amount equal to the greater of (i) Ten Million Dollars ($10,000,000) or (ii) Remaining Months Liquidity multiplied by nine (9).~~

“Change in Control” means (a) at any time, any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) shall become, or obtain rights (whether by means of warrants, options or otherwise) to become, the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act), directly or indirectly, of forty-nine percent (49.0%) or more of the ordinary voting power for the election of directors, partners, managers and members, as applicable, of Borrower (determined on a fully diluted basis) other than by the sale of Borrower’s equity securities in a public offering or to venture capital or private equity investors so long as Borrower identifies to Bank the venture capital or private equity investors at least seven (7) Business Days prior to the closing of the transaction and provides to Bank a description of the material terms of the transaction; (b) during any period of twelve (12) consecutive months, a majority of the members of the Board of Borrower cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body; or (c) at any time, Borrower shall cease to own and control, of record and beneficially, directly or indirectly, one hundred percent (100.0%) of each class of outstanding stock, partnership, membership, or other ownership interest or other equity securities of each Subsidiary of Borrower free and clear of all Liens (except Permitted Liens).

“Change in Law” means the occurrence, after the Effective Date, of:  (a) the adoption or taking effect of any law, rule, regulation or treaty; (b) any change in Applicable Law or in the administration, interpretation, implementation or application thereof by any Governmental Authority; or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Claims” is defined in Section 11.3.

“Code” is the Uniform Commercial Code, as the same may, from time to time, be enacted and in effect in the Commonwealth of Massachusetts; provided, that, to the extent that the Code is used to define any term herein or in any Loan Document and such term is defined differently in different Articles or Divisions of the Code, the definition of such term contained in Article or Division 9 shall govern; provided further, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, or priority of, or remedies with respect to, Bank’s Lien on any Collateral is governed by the Uniform Commercial Code in effect in a jurisdiction other than the Commonwealth of Massachusetts, the term “Code” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority, or remedies and for purposes of definitions relating to such provisions.

“Collateral” consists of all of Borrower’s right, title and interest in and to the following personal property:

(a)(i) all goods, Accounts (including health-care receivables), Equipment, Inventory, contract rights or rights to payment of money, leases, license agreements, franchise agreements, General Intangibles (except as provided below), commercial tort claims, documents, instruments (including any promissory notes), chattel paper (whether tangible or electronic), cash, deposit accounts, certificates of deposit, fixtures, letters of credit rights (whether or not the letter of credit is evidenced by a writing), securities, securities accounts, securities entitlements and all other investment property, supporting obligations, and financial assets, whether now owned or hereafter acquired, wherever located; and (ii) all Borrower’s Books relating to the foregoing, and any and all claims, rights and interests in any of the above and all substitutions for, additions, attachments, accessories, accessions and improvements to and replacements, products, proceeds and insurance proceeds of any or all of the foregoing.

(b)Notwithstanding the foregoing, the Collateral does not include (i) any Intellectual Property, (ii) the BofA Cash Collateral Account (but only for so long as the BofA Letter of Credit is outstanding, at which point the BofA Cash Collateral Account and all proceeds therein shall immediately constitute Collateral) or (iii) any interest of Borrower as a lessee under an Equipment lease if Borrower is prohibited by the terms of such lease from granting a security interest in such lease or under which such an assignment or Lien would cause a default to occur under such lease (but only to the extent that such prohibition is enforceable under all applicable laws including, without limitation, the Code); provided, however, that upon termination of such prohibition, such interest shall immediately become Collateral without any action by Borrower or Bank (together, (i), (ii) and (iii), the “Excluded Property”); provided, however, the Collateral shall include all Accounts and all proceeds of Intellectual Property.  If a judicial authority (including a U.S. Bankruptcy Court) would hold that a security interest in the underlying Intellectual Property is necessary to have a security interest in such Accounts and such property that are proceeds of Intellectual Property, then the Collateral shall automatically, and effective as of the Effective Date, include the Intellectual Property to the extent necessary to permit perfection of Bank’s security interest in such Accounts and such other property of Borrower that are proceeds of the Intellectual Property.

(c)Pursuant to the terms of a certain negative pledge arrangement with Bank, Borrower has agreed not to encumber any of its Intellectual Property without Bank’s prior written consent.

“Collateral Account” is any Deposit Account, Securities Account, or Commodity Account.

“Commodity Account” is any “commodity account” as defined in the Code with such additions to such term as may hereafter be made.

“Compliance Statement” is that certain statement in the form attached hereto as Exhibit A.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Contingent Obligation” is, for any Person, any direct or indirect liability of that Person for (a) any direct or indirect guaranty by such Person of any indebtedness, lease, dividend, letter of credit, credit card or other obligation of another, (b) any other obligation endorsed, co-made, discounted or sold with recourse by that Person, or for which that Person is directly or indirectly liable; (c) any obligations for undrawn letters of credit for the account of that Person; and (d) all obligations from any interest rate, currency or commodity swap agreement, interest rate cap or collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; but “Contingent Obligation” does not include endorsements in the ordinary course of business.  The amount of a Contingent Obligation is the stated or determined amount of the primary obligation for which the Contingent Obligation is made or, if not determinable, the maximum reasonably anticipated liability for it determined by the Person in good faith; but the amount may not exceed the maximum of the obligations under any guarantee or other support arrangement.

“Control Agreement” is any control agreement entered into among the depository institution at which Borrower maintains a Deposit Account or the securities intermediary or commodity intermediary at which Borrower maintains a Securities Account or a Commodity Account, Borrower, and Bank pursuant to which Bank obtains control (within the meaning of the Code) over such Deposit Account, Securities Account, or Commodity Account.

“Copyrights” are any and all copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret.

“Covenant Testing Period” is defined in Section 5.17.

“Credit Extension” is any Advance, Letter of Credit, FX Contract, amount utilized for cash management services, or any other extension of credit by Bank made hereunder or the other Loan Documents for Borrower’s benefit.

“Currency” is coined money and such other banknotes or other paper money as are authorized by law and circulate as a medium of exchange.

“Current Liabilities” are (a) all Obligations of Borrower to Bank, plus (b) without duplication of (a), the aggregate amount of Borrower’s Total Liabilities that mature within one (1) year.

“Default” means any event which with notice or passage of time or both, would constitute an Event of Default.

“Default Rate” is defined in Section 1.3(c).

“Deferred Revenue” is all amounts received or invoiced in advance of performance under contracts and not yet recognized as revenue.

“Deposit Account” is any “deposit account” as defined in the Code with such additions to such term as may hereafter be made.

“Designated Deposit Account” is the deposit account established by Borrower with Bank for purposes of receiving Credit Extensions.

“Division” means, in reference to any Person which is an entity, the division of such Person into two (2) or more separate Persons, with the dividing Person either continuing or terminating its existence as part of such division, including, without limitation, as contemplated under Section 18-217 of the Delaware Limited Liability Company Act for limited liability companies formed under Delaware law, Section 17-220 of the Delaware Revised Uniform Limited Partnership Act for limited partnerships formed under Delaware law, or any analogous action taken pursuant to any other Applicable Law with respect to any corporation, limited liability company, partnership or other entity.

“Dollars,” “dollars” or use of the sign “$” means only lawful money of the United States and not any other currency, regardless of whether that currency uses the “$” sign to denote its currency or may be readily converted into lawful money of the United States.

“Dollar Equivalent” is, at any time, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount denominated in a Foreign Currency, the equivalent amount therefor in Dollars as determined by Bank at such time on the basis of the then-prevailing rate of exchange in San Francisco, California, for sales of the Foreign Currency for transfer to the country issuing such Foreign Currency.

“Domestic Subsidiary” means a Subsidiary organized under the law of the United States of America, any State thereof or the District of Columbia.

“Effective Date” is set forth on Schedule I hereto.

“Environmental Laws” means any Applicable Law (including any permits, concessions, grants, franchises, licenses, agreements or governmental restrictions) relating to pollution or the protection of health, safety or the environment or the release of any materials into the environment (including those related to hazardous materials, air emissions, discharges to waste or public systems and health and safety matters).

“Equipment” is all “equipment” as defined in the Code with such additions to such term as may hereafter be made, and includes without limitation all machinery, fixtures, goods, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing.

“ERISA” is the Employee Retirement Income Security Act of 1974, as amended, and its regulations.

“Event of Default” is defined in Section 7.

“Excluded Accounts” is defined in Section 5.9(c).

“Exchange Act” is the Securities Exchange Act of 1934, as amended.

“Excluded Property” has the meaning ascribed to such term in the definition of Collateral.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to Bank or required to be withheld or deducted from a payment to Bank, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of Bank being organized under the laws of, or having its principal office or its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) U.S. federal withholding Taxes imposed on amounts payable to or for the account of Bank with respect to an applicable interest in a Credit Extension or the Revolving Line pursuant to a law in effect on the date on which (i) Bank acquires such interest in the Credit Extensions or Revolving Line or (ii) Bank changes its lending office, except in each case to the extent that, pursuant to Section 1.12, amounts with respect to such Taxes were payable either to Bank’s assignor immediately before Bank became a party hereto or to Bank immediately before it changed its lending office, (c) Taxes attributable to Bank’s failure to comply with Section 1.7(e), and (d) any withholding Taxes imposed under FATCA.

“FATCA” means Sections 1471 through 1474 of the Internal Revenue Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Internal Revenue Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Internal Revenue Code.

“Financial Statement Repository” is ~~Bosconsumerfrontiertechreporting@svb.com or~~(a) Bank’s e-mail address specified in Section 9 or (b) such other means of collecting information approved and designated by Bank after providing notice thereof to Borrower from time to time.

~~“First Amendment Effective Date” means August 4, 2023.~~

“Foreign Currency” is the lawful money of a country other than the United States.

“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.

“Funding Date” is any date on which a Credit Extension is made to or for the account of Borrower which shall be a Business Day.

~~“FX Business Day” is any day when (a) Bank’s Foreign Exchange Department is conducting its normal business and (b) the Foreign Currency being purchased or sold by Borrower is available to Bank from the entity from which Bank shall buy or sell such Foreign Currency.~~

“FX Contract” is any foreign exchange contract by and between Borrower and Bank under which Borrower commits to purchase from or sell to Bank a specific amount of Foreign Currency at a set price or on a specified date.

“GAAP” is generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other Person as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination.

“General Intangibles” is all “general intangibles” as defined in the Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation, all Intellectual Property, claims, income and other tax refunds, security and other deposits, payment intangibles, contract rights, options to purchase or sell real or personal property, rights in all litigation presently or hereafter pending (whether in contract, tort or otherwise), insurance policies (including without limitation key man, property damage, and business interruption insurance), payments of insurance and rights to payment of any kind.

“Governmental Approval” is any consent, authorization, approval, order, license, franchise, permit, certificate, accreditation, registration, filing or notice, of, issued by, from or to, or other act by or in respect of, any Governmental Authority.

“Governmental Authority” is any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization.

“Guarantor” is any Person providing a Guaranty in favor of Bank.  For purposes of clarification, 908 MSC~~, 908 Germany and 908 China are~~ is not required, as of the Effective Date ~~and, in the case of 908 Germany and 908 China only for so long as such entity is not a Material Foreign Subsidiary, to be Guarantors.~~, to be a Guarantor and,

subject to Section 12.2 of the Second Amendment, CAM2 Technologies, LLC (d/b/a RedWave Technology), a Connecticut limited liability company, is not required to be a Guarantor.

“Guaranty” is any guarantee of all or any part of the Obligations, as the same may from time to time be amended, restated, modified or otherwise supplemented.

“Indebtedness” is (a) indebtedness for borrowed money or the deferred price of property or services, such as reimbursement and other obligations for surety bonds ~~and~~, letters of credit and credit cards, (b) obligations evidenced by notes, bonds, debentures or similar instruments, (c) capital lease obligations, (d) Contingent Obligations and (e) other short- and long-term obligations under debt agreements, lines of credit and extensions of credit.

“Indemnified Person” is defined in Section 11.3.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of Borrower under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Information” is defined in Section 11.8.

“Insolvency Proceeding” is any proceeding by or against any Person under the United States Bankruptcy Code, or any other bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, receivership or other relief.

“Intellectual Property” means, with respect to any Person, all of such Person’s right, title, and interest in and to the following:

(a)	its Copyrights, Trademarks and Patents;
(b)	any and all trade secrets and trade secret rights, including, without limitation, any rights to unpatented inventions, know-how and operating manuals;
(c)	any and all source code;
(d)	any and all design rights which may be available to such Person;
(e)

any and all claims for damages by way of past, present and future infringement of any of the foregoing, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the Intellectual Property rights identified above; and

(f)	all amendments, renewals and extensions of any of the Copyrights, Trademarks or Patents.

“Internal Revenue Code” means the U.S. Internal Revenue Code of 1986, and the rules and regulations promulgated thereunder, each as amended or modified from time to time.

“Inventory” is all “inventory” as defined in the Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products, including without limitation such inventory as is temporarily out of Borrower’s custody or possession or in transit and including any returned goods and any documents of title representing any of the above.

“Investment” is any beneficial ownership interest in any Person (including stock, partnership, membership, or other ownership interest or other equity securities), and any loan, advance or capital contribution to any Person.

“Key Person” is each of Borrower’s (a) Chief Executive Officer, who is Kevin Knopp as of the Effective Date, and (b) Chief Financial Officer, who is Joe Griffith as of the Effective Date.

“Letter of Credit” is a standby or commercial letter of credit issued by Bank upon request of Borrower based upon an application, guarantee, indemnity, or similar agreement.

“Lien” is a claim, mortgage, deed of trust, levy, attachment charge, pledge, hypothecation, security interest or other encumbrance of any kind, whether voluntarily incurred or arising by operation of law or otherwise against any property.

~~“Liquidity” is, at any time, the aggregate amount of unrestricted and unencumbered (other than the Lien in favor of Bank) cash and Cash Equivalents held at such time by Borrower in Deposit Accounts or Securities Accounts maintained with Bank.~~

“Loan Documents” are, collectively, this Agreement and any schedules, exhibits, certificates, notices, and any other documents related to this Agreement, the Perfection Certificate, any Bank Services Agreement, any subordination agreement, any note, or notes or guaranties executed by Borrower or any Guarantor, landlord waivers and consents, bailee waivers and consents, and any other present or future agreement by Borrower and/or any Guarantor with or for the benefit of Bank in connection with this Agreement or Bank Services, all as amended, restated, or otherwise modified in accordance with the terms thereof.

“Material Adverse Change” is (a) a material impairment in the perfection or priority of Bank’s Lien in the Collateral or in the value of such Collateral; (b) a material adverse change in the business, operations, or condition (financial or otherwise) of Borrower; ~~or~~ (c) a material impairment of the prospect of repayment of any portion of the Obligations~~.~~; or (d) Bank determines, based upon information available to it and in its reasonable judgment, that there is a likelihood that Borrower shall fail to comply with one or more of the financial covenants in Section 5 during the next succeeding financial reporting period.

“Material Foreign Subsidiary” is at any date of determination, any Foreign Subsidiary of Borrower which as of such date either (a) holds assets representing ten percent (10.0%) or more of Borrower’s and its Subsidiaries’ consolidated total assets as of such date (determined in accordance with GAAP), or (b) has generated more than ten percent (10.0%) of Borrower’s and its Subsidiaries’ consolidated total revenues determined in accordance with GAAP for the fiscal quarter period ending on the last day of the most recent period for which financial statements have been delivered after the Effective Date.

“Minimum Deposit Threshold” is defined in Section 5.9(a).

~~“Net Cash” is, at any time, the aggregate amount of unrestricted and unencumbered (other than the Lien in favor of Bank) cash and Cash Equivalents held at such time by Borrower in Deposit Accounts or Securities Accounts maintained with Bank or its Affiliates.~~

~~“Net Income” means, as calculated on a consolidated basis for Borrower for any period as at any date of determination, the net profit (or loss), after provision for taxes, of Borrower for such period taken as a single accounting period.~~

“Obligations” are Borrower’s obligations to pay when due any debts, principal, interest, fees, Bank Expenses, ~~the Termination Fee,~~ and other amounts Borrower owes Bank now or later, whether under this Agreement, the other Loan Documents, or otherwise, including, without limitation, all obligations relating to Bank Services and interest accruing after Insolvency Proceedings begin and debts, liabilities, or obligations of Borrower assigned to Bank, and to perform Borrower’s duties under the Loan Documents.

“OFAC” is the Office of Foreign Assets Control of the United States Department of the Treasury and any successor thereto.

“Operating Documents” are, for any Person, such Person’s formation documents, as certified by the Secretary of State (or equivalent agency) of such Person’s jurisdiction of organization on a date that is no earlier than thirty (30) days prior to the Effective Date, and, (a) if such Person is a corporation, its bylaws in current form, (b) if such Person is a limited liability company, its limited liability company agreement (or similar agreement), and (c) if such Person is a partnership or limited partnership, its partnership agreement or limited partnership agreement (or similar agreement), each of the foregoing with all current amendments or modifications thereto.

“Other Connection Taxes” means, with respect to Bank, Taxes imposed as a result of a present or former connection between Bank and the jurisdiction imposing such Tax (other than connections arising from Bank having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Credit Extension or Loan Document).

“Other Taxes” means all present or future stamp, court, documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment.

~~“Parent” is 908 Devices Inc., a Delaware corporation.~~

“Patents” means all patents, patent applications and like protections including without limitation improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same.

“Payment/Advance Form” is that certain form in the form attached hereto as Exhibit B.

“Payment Date” is set forth on Schedule I hereto.

“PayPal Account” is defined in Section 5.9(a).

“Perfection Certificate” is the Perfection Certificate delivered by Borrower in connection with this Agreement.

“Permitted Account” is defined in Section 5.9(a).

“Permitted Acquisition” or “Permitted Acquisitions” means the purchase or other acquisition (whether by merger, consolidation, or otherwise) by Borrower of all or substantially all of the assets, stock, or other equity interests of a Person, provided that each of the following shall be applicable to each such acquisition:

(a)no Event of Default shall have occurred and be continuing or would result from the consummation of the proposed acquisition and Bank has received evidence that Borrower is in compliance with all terms and conditions of this Agreement on a pro forma basis after giving effect to such acquisition;

(b)the entity or assets acquired in such acquisition are in the same or similar line of business as Borrower is in as of the Effective Date or reasonably related, incidental or ancillary thereto;

(c)the target of such acquisition, if such acquisition is a stock acquisition, shall be an entity organized under the laws of Australia, Canada, any member state of the European Union, Japan, New Zealand, Norway, Switzerland the United Kingdom and any State in the United States (or any other country consented to by Bank in its reasonable discretion, which consent shall not be unreasonably withheld), and shall have a principal place of business in Australia, Canada, any member state of the European Union, Japan, New Zealand, Norway, Switzerland the United Kingdom and the United States (or any other country consented to by Bank in its reasonable discretion, which consent shall not be unreasonably withheld);

(d)if the acquisition includes a merger of Borrower, Borrower shall remain the surviving legal entity after giving effect to such acquisition;

(e)if, as a result of such acquisition, a new Subsidiary of Borrower is formed or acquired, Borrower shall cause such Subsidiary to comply with the terms of Section 5.16 of this Agreement, if applicable;

(f)Borrower shall provide Bank with (i) written notice of the proposed acquisition at least ten (10) Business Days prior to the anticipated closing date of the proposed acquisition, and (ii) not less than thirty (30) days prior to the anticipated closing date of the proposed acquisition, copies of the acquisition agreement and all other material documents relative to the proposed acquisition (or if such acquisition agreement and other material documents are not in final form, drafts of such acquisition agreement and other material documents; provided, that Borrower shall deliver final forms of such acquisition agreement and other material documents promptly upon completion);

(g)after giving pro forma effect to the consummation of such acquisition, Borrower shall have an Adjusted Quick Ratio of at least ~~1.25~~1.75 to 1.00;

(h)the acquisition has been approved by the board of directors (or other legally governing body), if applicable, of all parties to the transaction;

(i)the entity or assets acquired in such acquisition shall not be subject to any Lien other (x) the first priority Liens granted in favor of Bank and (y) Permitted Liens;

(j)no Indebtedness will be incurred, assumed, or would exist with respect to Borrower or its Subsidiaries as a result of the contemplated transaction, other than Permitted Indebtedness; and

(l)Borrower shall have delivered to Bank, at least two (2) Business Days prior to the date on which any such acquisition is to be consummated (or such later date as is agreed by Bank in its sole discretion), a certificate of a Responsible Officer of Borrower, in form and substance reasonably satisfactory to Bank, certifying that all of the requirements set forth in this definition have been satisfied or will be satisfied on or prior to the consummation of such purchase or other acquisition.

“Permitted Indebtedness” is:

(a)Borrower’s Indebtedness to Bank under this Agreement and the other Loan Documents;

(b)Indebtedness existing on the Second Amendment Effective Date which is shown on the Perfection Certificate;

(c)Subordinated Debt;

(d)unsecured Indebtedness to trade creditors incurred in the ordinary course of business;

(e)Indebtedness incurred as a result of endorsing negotiable instruments received in the ordinary course of business;

(f)Indebtedness secured by Liens permitted under clauses (a) and (c) of the definition of “Permitted Liens” hereunder;

(g)Indebtedness constituting a Permitted Investment under clause (h) of the definition therein;

(h)Indebtedness consisting of the financing of insurance premiums, provided such financing arrangement has been approved in writing by Bank;

(i)Indebtedness in respect of indemnification obligations, purchase price adjustments, earnouts or other deferred compensation incurred by Borrower in connection with a Permitted Acquisition; provided, however, that (x) the aggregate principal amount of all cash earnouts or other cash deferred compensation shall not exceed Two Million Five Hundred Thousand Dollars ($2,500,000) and (y) such amounts are subordinated to Bank in a manner satisfactory to Bank;

(j)~~(i) other unsecured~~ Indebtedness of Foreign Subsidiaries not to exceed Five Hundred Thousand Dollars ($500,000) in the aggregate at any time outstanding; ~~and~~

(k)other unsecured Indebtedness not to exceed One Million Dollars ($1,000,000) in the aggregate at any time outstanding;

(l)~~(j)~~ extensions, refinancings, modifications, amendments and restatements of any items of Permitted Indebtedness (a) through (~~i~~k) above, provided that the principal amount thereof is not increased or the terms thereof are not modified to impose more burdensome terms upon Borrower or its Subsidiary, as the case may be~~.~~; and

(m)without duplication of amounts permitted pursuant to clause (b) of this definition, Contingent Obligations in respect of the Repligen Indemnification Claim.

“Permitted Investments” are:

(a)Investments (including, without limitation, Subsidiaries) existing on the Second Amendment Effective Date which are shown on the Perfection Certificate;

(b)Investments consisting of Cash Equivalents;

(c)Investments consisting of the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of Borrower’s business;

(d)Investments consisting of deposit or securities accounts (but only to the extent that Borrower is permitted to maintain such accounts pursuant to Section 5.9 of this Agreement) in which, to the extent required by Section 5.9, Bank has a first priority perfected security interest

(e)Investments accepted in connection with Transfers permitted by Section 6.1;

(f)Investments consisting of the creation of a Subsidiary for the purpose of consummating a merger transaction permitted by Section 6.3 of this Agreement, which is otherwise a Permitted Investment;

(g)Investments consisting of (i) travel advances and employee relocation loans and other employee loans and advances in the ordinary course of business, and (ii) loans to employees, officers, directors, partners, managers and members relating to the purchase of equity securities of Borrower or its Subsidiaries pursuant to employee equity purchase plans or similar agreements approved by the Board;

(h)Investments (i) by one Borrower in another Borrower or a Guarantor, (ii) by any Subsidiary that is not a Borrower or Guarantor in Borrower or any other Subsidiary, (ii) by Borrower in ~~908 China or~~ any ~~other~~ Subsidiary that is not a Borrower or a Guarantor in an aggregate amount not to exceed ~~Five Hundred Thousand~~One Million Dollars ($~~500,000~~1,000,000) in any fiscal year, and (iii) by Borrower in 908 MSC; provided, that, no Investment in 908 MSC may be made under this clause (iii) unless (x) the Special Purpose Subsidiary Investment Condition has been satisfied at the time the investment is made and remains satisfied for so long as such investment exists, (y) ~~all cash and Cash Equivalents held at any time by 908 MSC shall be maintained in deposit accounts or securities accounts with Bank~~Borrower is at all times in compliance with the requirements set forth in Section 5.9, and (z) no Event of Default shall have occurred and be continuing at the time the investment is made~~, and (iv) by Borrower in 908 Germany in an aggregate amount not to exceed One Million Dollars ($1,000,000) in any fiscal year~~;

(i)Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of business;

(j)Investments consisting of notes receivable of, or prepaid royalties and other credit extensions, to customers and suppliers who are not Affiliates, in the ordinary course of business; provided that this paragraph (g) shall not apply to Investments of Borrower in any Subsidiary;

(k)any Investments permitted by Borrower’s investment policy, as amended from time to time, provided that such investment policy (and any such amendment thereto) has been approved in writing by Bank; ~~and~~

(l)Permitted Acquisitions; and

(m)~~(l)~~ other Investments not otherwise permitted hereunder not to exceed ~~Five Hundred Thousand~~One Million Dollars ($~~500,000~~1,000,000) in the aggregate in any fiscal year.

“Permitted Liens” are:

(a)Liens existing on the Second Amendment Effective Date which are shown on the Perfection Certificate or arising under this Agreement or the other Loan Documents;

(b)Liens for taxes, fees, assessments or other government charges or levies, either (i) not due and payable or (ii) being contested in good faith and for which Borrower maintains adequate reserves on Borrower’s Books, provided that no notice of any such Lien has been filed or recorded under the Internal Revenue Code;

(c)purchase money Liens and capital leases (i) on Equipment acquired or held by Borrower incurred for financing the acquisition of the Equipment securing no more than Five Hundred Thousand Dollars ($500,000) in the aggregate amount outstanding, or (ii) existing on Equipment when acquired, if the Lien is confined to the property and improvements and the proceeds of the Equipment;

(d)Liens of carriers, warehousemen, suppliers, or other Persons that are possessory in nature arising in the ordinary course of business securing liabilities in an aggregate amount not to exceed Five Hundred Thousand Dollars ($500,000) and which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings which proceedings have the effect of preventing the forfeiture or sale of the property subject thereto;

(e)Liens to secure payment of workers’ compensation, employment insurance, old-age pensions, social security and other like obligations incurred in the ordinary course of business (other than Liens imposed by ERISA);

(f)Liens incurred in the extension, renewal or refinancing of the Indebtedness secured by Liens described in (a) through (c), but any extension, renewal or replacement Lien must be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness may not increase;

(g)leases or subleases of real property granted in the ordinary course of Borrower’s business (or, if referring to another Person, in the ordinary course of such Person’s business), and leases, subleases, non-exclusive licenses or sublicenses of personal property (other than Intellectual Property) granted in the ordinary course of Borrower’s business (or, if referring to another Person, in the ordinary course of such Person’s business), if the leases, subleases, licenses and sublicenses do not prohibit granting Bank a security interest therein;

(h)non-exclusive licenses of Intellectual Property granted to third parties in the ordinary course of business and the UNC Intellectual Property Sublicense Agreement;

(i)Liens arising from attachments or judgments, orders, or decrees in circumstances not constituting an Event of Default under Sections 7.4 and 7.7;

(j)easements, rights-of-way, restrictions and other similar encumbrances affecting real property which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person;

(k)Liens in favor of customs or revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(l)Liens arising from the filing of any precautionary financing statement on operating leases covering the leased property, to the extent such operating leases are permitted under this Agreement;

(m)customary Liens of any bank in connection with statutory, common law and contractual rights of setoff and recoupment with respect to any deposit account or securities account of Borrower or its Subsidiary, provided that (i) to the extent required by Section 5.9, Bank has a first priority perfected security interest in such account and (ii) such account is permitted to be maintained pursuant to Section 5.95.9 of this Agreement; ~~and~~

(n)Liens attaching solely to earnest money or escrow deposits in connection with a Permitted Acquisition;

(o)solely while the BofA Letter of Credit is outstanding, deposits constituting cash collateral for the BofA Letter of Credit;

(p)without duplication of Liens permitted pursuant to clause (a) of this definition and solely until such time as the Repligen Indemnification Claim is existing pursuant to the terms of the Repligen Purchase Agreement, to the extent constituting an asset of Borrower, Liens on escrowed amounts at Wilmington Trust of up to $3,500,000 in respect of the Repligen Indemnification Claim; and

(q)~~(n)~~ other Liens not otherwise permitted hereunder securing indebtedness not to exceed Five Hundred Thousand Dollars ($500,000) as long as such Liens secure only specific assets and not “all assets”.

“Person” is any individual, sole proprietorship, partnership, limited liability company, joint venture, company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.

~~“Pledged Account” has the meaning assigned in Section 5.17.~~

“Prime Rate” is set forth on Schedule I hereto.

“Prime Rate Margin” is set forth on Schedule I hereto.

“Quick Assets” is, on any date, the sum of (i) Borrower’s and 908 MSC’s unrestricted and unencumbered (except for Liens in favor of Bank) cash and Cash Equivalents maintained with Bank ~~and~~plus (ii) Borrower’s net billed accounts receivable determined according to GAAP and not more than ninety (90) days past due.

“Registered Organization” is any “registered organization” as defined in the Code with such additions to such term as may hereafter be made.

~~“Remaining Months Liquidity” means, for any period as of any date of determination, the quotient of (i) Liquidity, divided by (ii) Cash Burn.~~

“Repligen” means Repligen Corporation, a Delaware corporation.

“Repligen Indemnification Claim” is that certain indemnification provided by Borrower to Repligen in connection with the sale of the desktop product lines as more fully described in the Repligen Purchase Agreement.

“Repligen Purchase Agreement” is that certain Securities and Asset Purchase Agreement, dated as of March 4, 2025, by and among Repligen, Repligen GmbH, and Borrower, as in effect on the Second Amendment Effective Date.

“Representatives” is defined in Section 11.8.

“Responsible Officer” is any of the Chief Executive Officer, President, Chief Financial Officer and Controller of Borrower.

“Restricted License” is any material license or other similar material agreement with respect to which Borrower is the licensee (a) that prohibits or otherwise restricts Borrower from granting a security interest in Borrower’s interest in such license or agreement or any other property, or (b) for which a default under or termination of could interfere with Bank’s right to sell any Collateral.

“Revolving Line” is set forth on Schedule I hereto.

“Revolving Line Maturity Date” is set forth on Schedule I hereto.

“Sanctioned Person” means a Person that: (a) is listed on any Sanctions list maintained by OFAC or any similar Sanctions list maintained by any other Governmental Authority having jurisdiction over Borrower; (b) is located, organized, or resident in any country, territory, or region that is the subject or target of Sanctions; or (c) is fifty percent (50.0%) or more owned or controlled by one (1) or more Persons described in clauses (a) and (b) hereof.

“Sanctions” means the economic sanctions laws, regulations, embargoes or restrictive measures administered, enacted or enforced by the United States government and any of its agencies, including, without limitation, OFAC and the U.S. State Department, or any other Governmental Authority having jurisdiction over Borrower.

“SEC” is the Securities and Exchange Commission, any successor thereto, and any analogous Governmental Authority.

“Second Amendment” is that certain Second Amendment to Loan and Security Agreement, dated as of the Second Amendment Effective Date, by and between Borrower and Bank.

“Second Amendment Effective Date” means March 5, 2026.

“Securities Account” is any “securities account” as defined in the Code with such additions to such term as may hereafter be made.

“Special Purpose Subsidiary Investment Condition” means, on any date of determination, the condition that Borrower has on such date of determination cash in deposit or securities accounts with Bank in an aggregate amount greater than or equal to one hundred ~~ten~~ percent (~~110~~100%) of the then outstanding amount of the Advances.

“Subordinated Debt” is indebtedness incurred by Borrower or any of its Subsidiaries subordinated to all of Borrower’s or any of its Subsidiaries’ now or hereafter indebtedness to Bank (pursuant to a subordination, intercreditor, or other similar agreement in form and substance satisfactory to Bank entered into between Bank and the other creditor), on terms acceptable to Bank.

“Subsidiary” is, as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock, partnership, membership, or other ownership interest or other equity securities having ordinary voting power (other than stock, partnership, membership, or other ownership interest or other equity securities having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person.  Unless the context otherwise requires, each reference to a Subsidiary herein shall be a reference to a Subsidiary of Borrower or Guarantor.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

~~“Termination Fee” is defined in Section 1.4(c).~~

“Total Liabilities” is on any day, obligations that should, under GAAP, be classified as liabilities on Borrower’s consolidated balance sheet, including all Indebtedness.

“Trademarks” means, with respect to any Person, any trademark and servicemark rights, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business of such Person connected with and symbolized by such trademarks.

“Transfer” is defined in Section 6.1.

“UNC Intellectual Property Sublicense Agreement” means that certain UNC Intellectual Property Sublicense Agreement, dated as of March 4, 2025, as amended, by and between the Borrower and Repligen.

“USA Patriot Act” means the “Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001” (Public Law 107-56, signed into law on October 26, 2001), as amended from time to time.

[Signature page ~~follows~~intentionally omitted]

~~IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as a sealed instrument under the laws of the Commonwealth of Massachusetts as of the Effective Date.~~

~~BORROWER:~~

~~908 DEVICES INC.~~

~~By: _______________________________________~~

~~Name: Kevin J. Knopp~~

~~Title: Chief Executive Officer~~

~~BANK:~~

~~FIRST-CITIZENS BANK & TRUST COMPANY~~

~~By: _______________________________________~~

~~Name: Karen Sperling~~

~~Title: Vice President~~

~~Signature Page to Loan and Security Agreement~~

SCHEDULE I

LSA PROVISIONS

LSA Section	LSA Provision
1.1(a) - Revolving Line – Availability	Amounts borrowed under the Revolving Line may be prepaid or repaid and, prior to the Revolving Line Maturity Date, reborrowed, subject to the applicable terms and conditions precedent herein.
1.3(a) – Interest Payments – Advances	Interest on the principal amount of each Advance is payable in arrears monthly (i) on each Payment Date, (ii) on the date of any prepayment and (iii) on the Revolving Line Maturity Date.
1.3(a) – Interest Rate – Advances

The outstanding principal amount of any Advance shall accrue interest at a floating rate per annum equal to the greater of (i) ~~four and one half of one~~six percent (~~4.50~~6.00%) and (ii) the Prime Rate ~~minus~~plus the Prime Rate Margin, which interest shall be payable in accordance with Section 1.3(a).

1.3(e) – Interest Computation	Interest shall be computed on the basis of the actual number of days elapsed and a 360-day year for any Credit Extension outstanding.
1.4(a) – Revolving Line Commitment Fee	A fully earned, non-refundable commitment fee of Seventy Thousand Dollars ($70,000) which was previously paid by Borrower on November 2, 2022.
~~12.2 – “Borrower”~~	~~“Borrower” means 908 Devices Inc., a Delaware corporation.~~
12.2 – “Effective Date”	“Effective Date” is November 2, 2022.
12.2 – “Payment Date”	“Payment Date” is the last calendar day of each month.
12.2 – “Prime Rate”

“Prime Rate” is the rate of interest per annum from time to time published in the money rates section of The Wall Street Journal or any successor publication thereto as the “prime rate” then in effect; provided that if such rate of interest, as set forth from time to time in the money rates section of The Wall Street Journal, becomes unavailable for any reason as determined by Bank, the “Prime Rate” shall mean the rate of interest per annum announced by Bank as its prime rate in effect at its principal office in the State of North Carolina (such Bank announced Prime Rate not being intended to be the lowest rate of interest charged by Bank in connection with extensions of credit to debtors); provided that, in the event such rate of interest is less than zero percent (0.0%) per annum, such rate shall be deemed to be zero percent (0.0%) per annum for purposes of this Agreement.

12.2 – “Prime Rate Margin”	“Prime Rate Margin” is ~~one half of one~~zero percent (~~0.50~~0.00%).
12.2 – “Revolving Line”	“Revolving Line” is an aggregate principal amount equal to ~~Ten~~Twenty Million Dollars ($~~10,000,000~~20,000,000).
12.2 – “Revolving Line Maturity Date”	“Revolving Line Maturity Date” is ~~November 3~~March 5, ~~2025~~2028.

I-1

I~~-2~~-2

EXHIBIT A

COMPLIANCE STATEMENT

TO:SILICON VALLEY BANK, A DIVISION OF

FIRST-CITIZENS BANK ~~AND~~& TRUST COMPANY

Date:

FROM:908 DEVICES INC.

Under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (as amended, modified, supplemented and/or restated from time to time, the “Agreement”), Borrower is in complete compliance for the period ending _______________ with all required covenants except as noted below.  Attached are the required documents evidencing such compliance, setting forth calculations prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes (other than, with respect to unaudited financial statements, for the absence of footnotes and year-end audit adjustments).  Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.
Reporting Covenants	Required	Complies

Monthly financial statements	Monthly within 30 days where there is any Advance outstanding as of the last day of such month	Yes No
Quarterly financial statements	Concurrently with the release of the 10Q and 10K when there are no Advances outstanding	Yes No
Monthly Compliance Statement	Monthly ~~(where there is any Advance  outstanding as of the last day of such month)~~ within 30 days	Yes No
Board packages	Quarterly within 45 days and annually within 90 days of FYE	Yes No
Annual financial statements (CPA Audited)	FYE within 180 days	Yes No
10-Q, 10-K and 8-K	Within 5 days after filing with SEC	Yes No N/A
Board approved projections	Within the earlier of (i) 90 days after the FYE and (ii) the date of Borrower’s first Board meeting for that upcoming year and as amended/updated	Yes No

Financial Covenant	Required	Actual	Complies
Minimum Adjusted Quick Ratio	1.75:1.00	________:1.00	Yes No

Banking Matters
			Month End Balance	Control Agreement
A.	Amount of cash and cash equivalents maintained by Borrower in all accounts with Bank and Bank’s Affiliates* at month end. * Include any amounts held in securities accounts through:		$_______________ (A. Total)
	SVB Asset Management (SAM)	Account Number
			$_______________	◻ Yes ◻ No
		_______________	$_______________	◻ Yes ◻ No

A-1

B.	Amount of cash and cash equivalents maintained by 908 MSC in all accounts with Bank and Bank’s Affiliates* at month end. * Include any amounts held in securities accounts through:		$_______________ (B. Total)
	SVB Asset Management (SAM)	Account Number
	_______________		$_______________	◻ Yes ◻ No
	_______________		$_______________	◻ Yes ◻ No
C.	Total amount of cash and cash equivalents maintained by Borrower and 908 MSC with Bank and Bank’s Affiliates at month end (the aggregate of Line A plus the aggregate of Line B).		$_______________ (C. Total)
D.

Total amount of all cash and cash equivalents maintained by Borrower in all accounts at month end.

Complete a line below for each financial institution and/or account other than Bank and Bank’s Affiliates:

$_______________ (D. Total)
	Financial Institution	Account Number
	__________________________	_______________	$_______________	◻ Yes ◻ No
	__________________________	_______________	$_______________	◻ Yes ◻ No
	__________________________	_______________	$_______________	◻ Yes ◻ No
	__________________________	_______________	$_______________	◻ Yes ◻ No
	__________________________	_______________	$_______________	◻ Yes ◻ No
	__________________________	_______________	$_______________	◻ Yes ◻ No
E.	Aggregate principal amount of outstanding Advances at month end.		$_______________ (E. Total)
F.	Has Borrower maintained compliance with Section 5.9 of the Agreement?		◻ Yes ◻ No

Other Matters

Have there been any material amendments of or other material changes to the capitalization table of Borrower and to the Operating Documents of Borrower or any of its Subsidiaries? If yes, provide copies of any such amendments or changes with this Compliance Statement.

	Yes	No

The following financial covenant analyses and information set forth in Schedule 1 attached hereto are true and correct as of the date of this Compliance Statement.

The following are the exceptions with respect to the statements above: (If no exceptions exist, state “No exceptions to note.”)

A-2

Schedule 1 to Compliance Statement

In the event of a conflict between this Schedule and the Agreement, the terms of the Agreement shall govern.

I.Adjusted Quick Ratio (Section 5.17)

Required:

Immediately prior to the making of each Advance, and at all times while any Advances are outstanding (each such period, the “Covenant Testing Period”), Borrower shall maintain an Adjusted Quick Ratio of at least 1.75 to 1.00, which shall be certified to Bank as of the last day of each month during a Covenant Testing Period.

Actual:

A.	Aggregate value of the unrestricted and unencumbered (other than the Lien in favor of Bank) cash and cash equivalents of Borrower and 908 MSC	$
B.	Aggregate value of the net billed accounts receivable of Borrower not more than 90-days past due	$
C.	Quick Assets (the sum of lines A and B)	$
D.	Aggregate value of Obligations to Bank	$
E.

Without duplication of line D, the aggregate value of all liabilities of Borrower and its Subsidiaries (including all Indebtedness) that matures within one (1) year, excluding any non-cash Contingent Obligations in connection with non-cash earnouts payable solely in equity

$
F.	Current Liabilities (the sum of lines D and E)	$
G.	Deferred Revenue attributable to warranty and service revenue	$
H.	Line F minus line G	$
I.	Adjusted Quick Ratio (line C divided by line H)

Was line I at all times equal to or greater than 1.75:1:00?

No, not in compliance	Yes, in compliance

A-1

EXHIBIT B

LOAN PAYMENT/ADVANCE REQUEST FORM

Deadline for same day processing is Noon Eastern Time

Date: _____________________

Loan Payment:
908 DEVICES INC.

From Account #________________________________	To Account#________________________________

(Deposit Account #)	(Loan Account #)
Principal $____________________________________	and/or Interest$________________________________________

Authorized Signature:	Phone Number:
Print Name/Title:

Loan Advance:

Complete Outgoing Wire Request section below if all or a portion of the funds from this loan advance are for an outgoing wire.

From Account #________________________________	To Account #______________________________

(Loan Account #)	(Deposit Account #)

Amount of Advance $___________________________

All Borrower’s representations and warranties in the Loan and Security Agreement are true, correct and complete in all material respects on the date of the request for an advance; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true and correct in all material respects as of such date:

Authorized Signature:	Phone Number:

Print Name/Title:

Outgoing Wire Request:
Complete only if all or a portion of funds from the loan advance above is to be wired.
Deadline for same day processing is noon, Eastern Time

Beneficiary Name: _____________________________	Amount of Wire: $
Beneficiary Bank: ______________________________	Account Number:
City and State:

Beneficiary Bank Transit (ABA) #:	Beneficiary Bank Code (Swift, Sort, Chip, etc.):
(For International Wire Only)

Intermediary Bank:	Transit (ABA) #:
For Further Credit to:

Special Instruction:

By signing below, I (we) acknowledge and agree that my (our) funds transfer request shall be processed in accordance with and subject to the terms and conditions set forth in the agreements(s) covering funds transfer service(s), which agreements(s) were previously received and executed by me (us).

Authorized Signature: ___________________________	2nd Signature (if required): _______________________________
Print Name/Title: ______________________________	Print Name/Title: ______________________________________
Telephone #:	Telephone #: